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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CommerceHub, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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201 Fuller Road, 6th Floor
Albany, New York 12203
(518) 810-0700

April 24, 2017

Dear Stockholder:

        You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of CommerceHub, Inc., a Delaware corporation ("CommerceHub"), to be held at 9:00 a.m., local time, on June 16, 2017, at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, telephone (212) 408-2500.

        At the Annual Meeting, you will be asked to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement, as well as on such other business as may properly come before the meeting.

        Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting, please read the enclosed proxy materials and then promptly vote via the Internet or telephone or, if you received a paper proxy card, by completing, signing and returning it by mail. Doing so will not prevent you from later revoking your proxy or changing your vote at the meeting.

        Thank you for your cooperation and continued support and interest in CommerceHub.

Very truly yours,

Francis Poore President and Chief Executive Officer

        The Notice of Internet Availability of Proxy Materials is first being mailed on or about April 28, 2017, and the proxy materials relating to the Annual Meeting will first be made available on or about the same date.

201 Fuller Road, 6th Floor
Albany, New York 12203
(518) 810-0700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be Held on June 16, 2017

        NOTICE IS HEREBY GIVEN of the 2017 Annual Meeting of Stockholders (the "Annual Meeting") of CommerceHub, Inc., a Delaware corporation ("CommerceHub"), to be held at 9:00 a.m., local time, on June 16, 2017, at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, telephone (212) 408-2500, to consider and vote on the following proposals:

  1.
  a proposal to elect Mark Cattini, David Goldhill and Chad Hollingsworth to continue serving as Class I members of our board of directors until our 2020 annual meeting of stockholders or their earlier resignation or removal;

  2.
  a proposal (the "accounting firm ratification proposal") to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

  3.
  a proposal (the "incentive plan proposal") to approve the Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan.

        We describe these proposals in detail in the accompanying proxy statement, which we encourage you to read in its entirety before voting. You may also be asked to consider and vote on such other business as may properly come before the Annual Meeting.

        Holders of record of our Series A common stock, par value $0.01 per share, and Series B common stock, par value $0.01 per share, in each case, outstanding as of 5:00 p.m., New York City time, on April 18, 2017, the "Record Date" for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. These holders will vote together as a single class on each proposal. A list of stockholders entitled to vote at the Annual Meeting will be available at our offices at 201 Fuller Road, 6th Floor, Albany, New York 12203 for review by our stockholders for any purpose relevant to the Annual Meeting for at least ten days prior thereto. The holders of record of our Series C common stock, par value $0.01 per share, are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the Annual Meeting.

        Our board of directors has unanimously approved each proposal and recommends that you vote "FOR" the election of each director nominee, "FOR" the accounting firm ratification proposal and "FOR" the incentive plan proposal.

        Votes may be cast in person at the Annual Meeting or by proxy prior to the meeting by telephone, via the Internet or by mail. YOUR VOTE IS IMPORTANT.

By order of the board of directors,

Douglas Wolfson
General Counsel and Secretary

Albany, New York

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE VOTE PROMPTLY VIA TELEPHONE OR ELECTRONICALLY VIA THE INTERNET. ALTERNATIVELY, IF YOU RECEIVED A PAPER PROXY CARD, PLEASE COMPLETE, SIGN AND RETURN IT BY MAIL.

i

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201 Fuller Road, 6th Floor
Albany, New York 12203
(518) 810-0700

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

        We are furnishing this proxy statement in connection with our board of directors' solicitation of proxies for use at our 2017 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 9:00 a.m., local time, at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112 on June 16, 2017, or at any adjournment or postponement of the Annual Meeting. At the Annual Meeting, we will ask you to consider and vote on the proposals described in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement. We are soliciting proxies from holders of our Series A common stock, par value $0.01 per share ("CHUBA"), and Series B common stock, par value $0.01 per share ("CHUBB"). The holders of our Series C common stock, par value $0.01 per share ("CHUBK"), are not entitled to any voting powers, except as required by Delaware law, and may not vote on the proposals to be presented at the Annual Meeting. We refer to CHUBA and CHUBB together as our "voting stock," and we refer to CHUBA, CHUBB and CHUBK collectively as our "common stock."

        As used herein, "CommerceHub," "we," "us," "our," the "Company" and similar terms include CommerceHub, Inc., a Delaware corporation, and its subsidiaries and predecessors, unless the context indicates otherwise.

        Our Company was founded in 1997 in Albany, New York by our President and Chief Executive Officer, Francis Poore, and our Chief Technology Officer, Richard Jones. It was acquired by an affiliate of Liberty Interactive Corporation, our former parent company ("Liberty Interactive"), in 2006. During November 2015, the board of directors of Liberty Interactive authorized a plan to distribute shares of our Company to holders of its Liberty Ventures common stock (the "Spin-Off"). CommerceHub, Inc. was a newly formed Delaware corporation that, pursuant to an internal restructuring, effective July 21, 2016, became the parent company of Commerce Technologies, LLC, a Delaware limited liability company that, as a result of the restructuring, is the successor to Commerce Technologies, Inc. ("CTI"), the entity through which CommerceHub transacted prior to the Spin-Off. Following the completion of the Spin-Off on July 22, 2016, CommerceHub now operates as a stand-alone publicly traded company and neither Liberty Interactive nor CommerceHub has any stock ownership, beneficial or otherwise, in the other.

 THE ANNUAL MEETING

Notice and Access

        We have elected, in accordance with the "Notice and Access" rule of the Securities and Exchange Commission (the "SEC"), to deliver a Notice of Internet Availability of Proxy Materials (the "Notice") to our stockholders and to post this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2016 (the "2016 Annual Report" and, together with this proxy statement, the "proxy materials") on the Internet. The Notice is first being mailed to our stockholders on or about April 28, 2017, and the proxy materials will first be made available to our stockholders on or about the same date.

        The Notice instructs you on how to access and review the proxy materials and how to submit your proxy via the Internet or by telephone. The Notice also instructs you on how to request and receive a paper copy of the proxy materials, including a proxy card or voting instruction form, at no charge. We will not mail a paper copy of the proxy materials to you unless you specifically request us to do so.

Electronic Delivery

        Registered stockholders may elect to receive future notices and proxy materials by e-mail. To sign up for electronic delivery, go to www.computershare.com/investor. Stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery when voting by Internet at www.proxyvote.com by following the prompts. Also, stockholders who hold shares through a bank, brokerage firm or other nominee may sign up for electronic delivery by contacting their nominee. Once you sign up, you will not receive printed copies of future notices, proxy statements, annual reports or other related materials unless you specifically request them. If you are a registered stockholder, you may suspend electronic delivery of notices, proxy statements, annual reports and other related materials at any time by contacting our transfer agent, Computershare, at (866) 367-6355 (or, if you are outside the United States, +1 (781) 575-3400). Stockholders who hold shares through a bank, brokerage firm or other nominee should contact their nominee to suspend electronic delivery.

Time, Place and Date

        The Annual Meeting will be held at 9:00 a.m., local time, on June 16, 2017, at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, telephone (212) 408-2500.

Purpose

        At the Annual Meeting, you will be asked to consider and vote on each of the following:

  •
  a proposal (the "director election proposal") to elect Mark Cattini, David Goldhill and Chad Hollingsworth to continue serving as Class I members of our board until the 2020 annual meeting of stockholders or their earlier resignation or removal;

  •
  a proposal (the "accounting firm ratification proposal") to ratify the selection of KPMG LLP as our independent registered public accounting form for the fiscal year ending December 31, 2017; and

  •
  a proposal (the "incentive plan proposal") to approve the Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan.

        We refer to each of the foregoing proposals collectively as the "Proposals." You may also be asked to consider and vote on such other business as may properly come before the Annual Meeting, although we are not aware at this time of any other such business.

Quorum

        In order to conduct the business of the Annual Meeting, a quorum must be present. This means that the holders of at least a majority of the aggregate voting power represented by the shares of our common stock outstanding on the Record Date (as defined below) and entitled to vote at the Annual Meeting must be represented at the Annual Meeting either in person or by proxy. For purposes of determining a quorum, your shares will be included as represented at the Annual Meeting even if you indicate on your proxy that you abstain from voting. If a broker, who is a record holder of shares, indicates on a form of proxy that the broker does not have discretionary authority to vote those shares on a particular proposal or proposals, or if those shares are voted in circumstances in which proxy authority is defective or has been withheld, those shares ("broker non-votes") will nevertheless be treated as present for purposes of determining the presence of a quorum. See "—Voting Procedures for Shares Held in Street Name—Effect of Broker Non-Votes" below.

Who May Vote

        Holders of shares of our voting stock, as recorded in our stock register as of 5:00 p.m., New York City time, on April 18, 2017 (such date and time, the "Record Date" for the Annual Meeting), will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

Votes Required

        Each director nominee receiving a plurality of the combined voting power of the outstanding shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors thereat, voting together as a single class, will be elected to office.

        Approval of each of the accounting firm ratification proposal and the incentive plan proposal requires the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the Annual Meeting, voting together as a single class.

Votes You Have

        At the Annual Meeting, holders of shares of CHUBA will have one vote per share and holders of shares of CHUBB will have ten votes per share, in each case, that our records show were owned as of the Record Date.

Recommendation of Our Board of Directors

        Our board of directors has unanimously approved each of the Proposals and recommends that you vote "FOR" the election of each director nominee, "FOR" the accounting firm ratification proposal and "FOR" the incentive plan proposal.

Shares Outstanding

        As of the Record Date, an aggregate of 13,593,736 shares of CHUBA and 711,992 shares of CHUBB were issued and outstanding and entitled to vote at the Annual Meeting.

Number of Holders

        There were, as of the Record Date, 979 holders of record of CHUBA and 49 holders of record of CHUBB (which amounts do not include the number of stockholders whose shares are held of record by banks, brokers or other nominees, but include each such institution as one holder).

Voting Procedures for Record Holders

        Holders of record of our voting stock as of the Record Date may vote in person at the Annual Meeting, by telephone or through the Internet. Alternatively, if they received a paper proxy card, they may give a proxy by completing, signing, dating and returning the proxy card by mail. Instructions for voting by telephone or through the Internet are printed on the Notice or the proxy card. In order to vote through the Internet, holders should have their Notices or proxy cards available so they can log onto the Internet website address shown on the Notices or proxy cards and input the required information from the Notices or proxy cards. When holders log onto the Internet website address, they will receive instructions on how to vote their shares. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting stockholder separately. Unless subsequently revoked, shares of our voting stock represented by a proxy submitted as described herein and received at or before the Annual Meeting will be voted in accordance with the instructions on the proxy.

        YOUR VOTE IS IMPORTANT.    We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You will be able to change your vote at the Annual Meeting.

        If you submit a properly executed proxy without indicating voting instructions as to any Proposal, the shares represented by the proxy will be voted "FOR" the election of each director nominee and/or "FOR" each of the accounting firm ratification proposal and the incentive plan proposal.

        If you submit a proxy indicating that you abstain from voting as to a Proposal, it will have no effect on the director election proposal, and it will have the same effect as a vote "AGAINST" each of the accounting firm ratification proposal and the incentive plan proposal.

        If you do not submit a proxy or you do not vote in person at the Annual Meeting, your shares will not be counted as present and entitled to vote for purposes of determining a quorum, and your failure to vote will have no effect on determining whether any of the Proposals are approved (if a quorum is present) other than reducing the total number of affirmative votes required to approve the accounting firm ratification proposal and the incentive plan proposal.

Voting Procedures for Shares Held in Street Name

General

        If you hold your shares in the name of a broker, bank or other nominee (i.e., in "street name"), you should follow the instructions provided by your broker, bank or other nominee when voting your shares or to grant or revoke a proxy. The rules and regulations of The Nasdaq Stock Market prohibit brokers, banks and other nominees from voting shares on behalf of their clients with respect to numerous matters, including, in our case, all the Proposals except for the accounting firm ratification proposal. Accordingly, to ensure your shares held in street name are voted on these matters, we encourage you to promptly provide specific voting instructions to your broker, bank or other nominee.

Effect of Broker Non-Votes

        Broker non-votes are counted as shares of our voting stock present and entitled to vote for purposes of determining a quorum but will have no effect on any of the Proposals other than increasing the number of votes required to approve the Proposals. You should follow the directions your broker, bank or other nominee provides to you regarding how to vote your shares of voting stock or how to change your vote or revoke your proxy.

Revoking a Proxy

        If you submitted a proxy prior to the start of the Annual Meeting, you may change your vote by voting in person at the Annual Meeting or by delivering a signed proxy revocation or a new signed proxy with a later date to CommerceHub, Inc., c/o Proxy Services, c/o Computershare Investor Services, P.O. Box 30202, College Station, Texas 77842-9909. Any signed proxy revocation or new signed proxy must be received before the start of the Annual Meeting. In addition, you may change your vote by telephone or through the Internet (if you originally voted by the corresponding method) not later than 12:00 a.m., New York City time, on June 16, 2017.

        Your attendance at the Annual Meeting will not, by itself, revoke a prior vote or proxy from you unless you also vote your shares (or revoke your proxy) at the Annual Meeting.

        If your shares are held in an account by a broker, bank or other nominee, you should contact your nominee to change your vote or revoke your proxy.

Solicitation of Proxies

        We are soliciting proxies by means of the proxy materials on behalf of our board of directors. In addition to this mailing, our employees may solicit proxies personally or by telephone. We pay the cost of soliciting these proxies. We also reimburse brokers and other nominees for their expenses in sending the Notice and, if requested, paper proxy materials to you and in getting your voting instructions. We have also retained D.F. King & Co., Inc. ("D.F. King") to assist in the solicitation of proxies at a cost of $7,500, plus reasonable out-of-pocket expenses.

        If you have any further questions about voting or attending the Annual Meeting, please contact D.F. King at (212) 269-5550 (brokers and banks only) or (800) 290-6424 (toll free) or contact CommerceHub Investor Relations at (206) 971-7712.

Other Matters to Be Voted on at the Annual Meeting

        Our board of directors is not currently aware of any business to be acted on at the Annual Meeting other than that which is described in the Notice of Annual Meeting of Stockholders and this proxy statement. If, however, other matters are properly brought to a vote at the Annual Meeting, the persons designated as proxies will have discretion to vote or to act on these matters according to their best judgment. In the event there is a proposal to adjourn or postpone the Annual Meeting, the persons designated as proxies will have discretion to vote on that proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

        The following table sets forth information concerning shares of our common stock beneficially owned by each person or entity known by us to own more than five percent of the outstanding shares of CHUBA or CHUBB, which are our Company's voting securities. Beneficial ownership of shares is set forth below only to the extent known by us or ascertainable from public filings.

        The security ownership information is given as of January 31, 2017, and, in the case of percentage ownership information, is based upon 13,536,289 CHUBA shares, 711,992 CHUBB shares and 28,674,631 CHUBK shares, in each case, outstanding on January 31, 2017. The voting power percentage is presented on an aggregate basis for all series of our voting stock. For purposes of the following presentation, beneficial ownership of shares of CHUBB, though convertible on a one-for-one basis into shares of CHUBA, are reported as beneficial ownership of CHUBB only and not as beneficial ownership of CHUBA.

Name and Address of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
John C. Malone	CHUBA	101,164	(1)(2)	*	32.9
c/o Liberty Interactive Corporation	CHUBB	670,194	(1)(3)	94.1
12300 Liberty Blvd.	CHUBK	1,520,492	(1)(2)	5.3
Englewood, CO 80112
The Vanguard Group	CHUBA	877,825	(4)	6.5	4.3
100 Vanguard Blvd.	CHUBB	—		—
Malvern, PA 19355	CHUBK	2,084,278	(5)	7.3
FMR LLC	CHUBA	2,028,390	(6)	15.0	9.8
245 Summer Street	CHUBB	—		—
Boston, MA 02210	CHUBK	—		—
Vaughan Nelson Investment Management, Inc.	CHUBA	1,076,607	(7)	8.0	5.2
600 Travis Street, Suite 6300	CHUBB	—		—
Houston, TX 77002	CHUBK	—		—

*
Less than one percent.

(1)
Based on information available to CommerceHub. Includes 13,207 CHUBA shares, 20,641 CHUBB shares and 67,696 CHUBK shares held by Mr. Malone's wife, Mrs. Leslie Malone, as to which shares Mr. Malone has disclaimed beneficial ownership.

(2)
Based on information available to CommerceHub. Includes 68,357 CHUBA shares and 136,715 CHUBK shares pledged to Fidelity Brokerage Services, LLC ("Fidelity") and 19,600 CHUBA shares and 1,316,081 CHUBK shares pledged to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") in connection with margin loan facilities extended by Fidelity and Merrill Lynch, respectively.

(3)
Based on information available to CommerceHub. Includes 11,113 shares of CHUBB held by two trusts that are managed by an independent trustee, of which the beneficiaries are Mr. Malone's adult children and in which Mr. Malone has no pecuniary interest. Mr. Malone retains the right to substitute assets held by the trusts and has disclaimed beneficial ownership of the shares held by these trusts.

(4)
Based on Schedule 13G, filed February 9, 2017, by The Vanguard Group ("Vanguard"), which states that Vanguard has sole dispositive power over 869,805 CHUBA shares, shared dispositive power over 8,020 CHUBA shares, sole voting power over 7,898 CHUBA shares and shared voting power over 732 CHUBA shares.

(5)
Based on Schedule 13G, filed February 9, 2017, by Vanguard, which states that Vanguard has sole dispositive power over 2,067,590 CHUBK shares, shared dispositive power over 16,688 CHUBK shares, sole voting power over 16,443 CHUBK shares and shared voting power over 1,465 CHUBK shares.

(6)
Based on Amendment No. 1 to Schedule 13G, filed February 13, 2017, by FMR LLC ("FMR") and Abigail P. Johnson, which states that FMR and Ms. Johnson have sole dispositive power over 2,028,390 CHUBA shares and sole voting power over 50,127 CHUBA shares.

(7)
Based on Schedule 13G, filed February 13, 2017, by Vaughan Nelson Investment Management, L.P. and Vaughan Nelson Investment Management, Inc. (together, "Vaughan Nelson"), which states that Vaughan Nelson has sole dispositive power over 1,030,825 CHUBA shares, shared dispositive power over 45,782 CHUBA shares and sole voting power over 771,100 CHUBA shares.

Security Ownership of Management

        The following table sets forth information with respect to the ownership by each of our directors and named executive officers and by all of our directors and executive officers as a group of shares of each series of our common stock (CHUBA, CHUBB and CHUBK). The security ownership information with respect to our common stock is given as of January 31, 2017 and, in the case of percentage ownership information, is based upon 13,536,289 CHUBA shares, 711,992 CHUBB shares and 28,674,631 CHUBK shares, in each case, outstanding on January 31, 2017. The voting power percentage is presented in the table below on an aggregate basis for all series of common stock.

        Shares of restricted stock that have been granted pursuant to our incentive plans are included in the outstanding share numbers, for purposes of the table below and throughout this proxy statement. Shares of common stock issuable upon exercise of options and vesting of restricted stock units ("RSUs"), if any, that were exercisable or would vest, respectively, on or within 60 days after January 31, 2017 are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs for the purpose of computing the percentage ownership of that person and for the aggregate percentage owned by the directors and executive officers as a group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other individual person. So far as is known to us, the persons indicated below have sole voting and dispositive power with respect to the shares indicated as owned by them, except as otherwise stated in the notes to the table.

Name of Beneficial Owner	Title of Series	Amount and Nature of Beneficial Ownership		Percent of Series (%)	Voting Power (%)
Richard N. Baer	CHUBA	6,577	(1)	*	*
Chair of the Board	CHUBB	—		—
	CHUBK	13,162	(1)	*
Mark Cattini	CHUBA	—		—	—
Director	CHUBB	—		—
	CHUBK	1,000		*
David Goldhill	CHUBA	—		—	—
Director	CHUBB	—		—
	CHUBK	—		—
Chad Hollingsworth	CHUBA	1,545	(1)(2)	*	*
Director	CHUBB	—		—
	CHUBK	3,093	(1)(2)	*
Michael P. Huseby	CHUBA	—		—	—
Director	CHUBB	—		—
	CHUBK	10,000		*
Betsy L. Morgan	CHUBA	—		—	—
Director	CHUBB	—		—
	CHUBK	—		—
Luis Ubiñas	CHUBA	—		—	—
Director	CHUBB	—		—
	CHUBK	—		—
Brian Wendling	CHUBA	5,202	(1)(2)	*	*
Director	CHUBB	—		—
	CHUBK	10,399	(1)(2)	*
Francis Poore	CHUBA	—		—	—
Chief Executive Officer, President and Director	CHUBB	—		—
	CHUBK	763,593	(1)	2.6
Mark Greenquist	CHUBA	—		—	—
Chief Financial Officer and Treasurer	CHUBB	—		—
	CHUBK	10,000		*
Richard Jones	CHUBA	—		—	—
Chief Technology Officer	CHUBB	—		—
	CHUBK	174,535	(1)	*
All directors and executive officers as a group (16 persons)	CHUBA	13,324	(1)(2)	*	*
	CHUBB	—		—
	CHUBK	1,022,333	(1)(2)	3.4

*
Less than one percent.

(1)
Includes beneficial ownership of shares that may be acquired upon exercise of, or which relate to, stock options exercisable on or within 60 days after January 31, 2017, as follows:

	CHUBA	CHUBK
Richard N. Baer	5,992	11,991
Chad Hollingsworth	692	1,384
Brian Wendling	3,070	6,133
Francis Poore	—	763,593
Richard Jones	—	174,535

Total	9,754	957,636

(2)
Includes restricted shares, none of which had vested as of January 31, 2017, as follows:

	CHUBA	CHUBK
Chad Hollingsworth	526	1,055
Brian Wendling	293	587

Total	819	1,642

Changes in Control

        We know of no arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of our Company.

PROPOSAL 1—DIRECTOR ELECTION PROPOSAL

Board of Directors

        Our board of directors currently consists of nine members, divided among three classes as follows:

Name	Age	Class	Term Expiration
Mark Cattini	55	I	2017 Annual Meeting
David Goldhill	56	I	2017 Annual Meeting
Chad Hollingsworth	40	I	2017 Annual Meeting
Richard N. Baer	60	II	2018 Annual Meeting
Michael P. Huseby	62	II	2018 Annual Meeting
Brian Wendling	44	II	2018 Annual Meeting
Betsy L. Morgan	48	III	2019 Annual Meeting
Francis Poore	50	III	2019 Annual Meeting
Luis Ubiñas	54	III	2019 Annual Meeting

        Our current Class I directors have each been nominated by our board of directors for reelection to continue to serve as Class I directors, and we have been informed by each of them that he is willing to continue to serve as a director of our Company. The terms of the Class I directors who are elected at the Annual Meeting will expire at the annual meeting of our stockholders in the year 2020. If any of the nominees should decline election or should become unable to serve as a member of our board of directors for any reason before election at the Annual Meeting, votes will be cast by the persons appointed as proxies for a substitute nominee, if any, designated by the board.

        Set out below is certain background information for each of our directors, including the qualifications, skills and other background information that enable him or her to effectively and productively serve as a member of our board.

Class I Directors

        Mark Cattini has served as a director of our Company and a member of our compensation committee since July 2016. Mr. Cattini has served as President and Chief Executive Officer of Autotask Corporation, a provider of IT management solutions, since November 2010. Prior to that, from 2000 to 2007, Mr. Cattini served as President and CEO of MapInfo Corporation (formerly Nasdaq: MAPS). Mr. Cattini brings to our board of directors years of experience in senior management and leadership of software companies.

        David Goldhill has served as a director of our Company and a member of our audit committee since July 2016. Mr. Goldhill has served as President and Chief Executive Officer of Game Show Network, LLC ("GSN") since August 2007. GSN operates a U.S. cable television network seen in 80 million homes and one of the world's largest digital games companies, and is owned by Sony Pictures Entertainment and AT&T Entertainment Group. Mr. Goldhill offers our board of directors operational and financial experience stemming from his leadership positions over the years at GSN and other private companies.

        Chad Hollingsworth has served as a director of our Company since January 2014 and as a member of our executive committee since July 2016. Mr. Hollingsworth has served as Senior Vice President of Liberty Interactive and Liberty Media Corporation ("Liberty Media") since January 2016 and previously served as a Vice President of Liberty Interactive and Liberty Media (including its predecessor) from December 2011 to December 2015. He has served as a Senior Vice President of each of Liberty TripAdvisor Holdings, Inc. ("Liberty TripAdvisor") and Liberty Broadband Corporation ("Liberty Broadband") since January 2016, having previously served as a Vice President at each company from August 2014 to December 2015 and November 2014 to December 2015, respectively. He also has held various other positions with certain of these companies and their predecessors since January 2007. In addition, Mr. Hollingsworth has served as a director of ILG, Inc. (formerly known as Interval Leisure Group, Inc.) since February 2015. Mr. Hollingsworth provides our board of directors with a strong perspective on corporate development opportunities, strategy and investment evaluation.

Class II Directors

        Richard N. Baer has served as a director of our Company since March 2016 and as chair of our board of directors and a member of our executive committee since July 2016. Mr. Baer has served as Chief Legal Officer of Liberty Interactive, Liberty Media, Liberty TripAdvisor and Liberty Broadband since January 2016 and of Liberty Expedia Holdings, Inc. ("Liberty Expedia") since March 2016. He previously served as Senior Vice President and General Counsel of Liberty Interactive and Liberty Media from January 2013 to December 2015, Liberty TripAdvisor from July 2013 to December 2015 and Liberty Broadband from June 2014 to December 2015. Previously, Mr. Baer served as Executive Vice President and Chief Legal Officer of UnitedHealth Group Incorporated from May 2011 to December 2012. He served as Executive Vice President and General Counsel of Qwest Communications International Inc. from December 2002 to April 2011 and Chief Administrative Officer from August 2008 to April 2011. Mr. Baer brings to our board of directors significant legal, risk management, operational and executive leadership experience based on his present and previous senior leadership positions at various public companies.

        Michael P. Huseby has served as a director of our Company, chair of our audit committee and a member of our compensation committee since July 2016. Mr. Huseby has served as Executive Chairman and a director of Barnes & Noble Education, Inc. since August 2015. He served as a director of Charter Communications, Inc. ("Charter") from May 2013 to May 2016, Barnes & Noble, Inc. ("Barnes & Noble") from July 2013 to August 2015 and Cablevision Systems Corporation ("Cablevision") from June 2000 to July 2001. Mr. Huseby served as Barnes & Noble's Chief Executive Officer from January 2014 to August 2015, its President from July 2013 to January 2014 and its Chief Financial Officer from March 2012 to July 2013. He was also appointed Chief Executive Officer of NOOK Media LLC, a Barnes & Noble subsidiary, in July 2013. Before joining Barnes & Noble, Mr. Huseby served as Executive Vice President and Chief Financial Officer of Cablevision from August 2004 to June 2011, and prior thereto he served as Executive Vice President and Chief Financial Officer of Charter Communications, Inc. and as Executive Vice President of AT&T Broadband Corporation. He also served as a Global Equity Partner of Arthur Andersen for over 20 years. Mr. Huseby provides our board of directors with extensive financial and executive leadership experience gained over his 30 years in senior management positions with various public companies, including many in the retail and technology space, and as a partner of Arthur Andersen.

        Brian Wendling has served as a director of our Company since July 2016. Mr. Wendling has served as a Senior Vice President and Chief Financial Officer of Liberty TripAdvisor since January 2016, having previously served as Vice President and Controller from August 2014 to December 2015. He also has served as Senior Vice President and Controller of Liberty Interactive, Liberty Media and Liberty Broadband since January 2016 and as Senior Vice President of Liberty Expedia since March 2016. Previously, he served as Vice President and Controller of Liberty Interactive and Liberty Media (including its predecessor) from November 2011 to December 2015 and Liberty Broadband from October 2014 to December 2015. Prior to that, Mr. Wendling held various positions with Liberty Interactive, Liberty Media and their predecessors since 1999. Mr. Wendling has significant financial and executive leadership experience gained through his service with Liberty Interactive and Liberty Media and their predecessors, and he brings a valuable perspective to our board of directors, focused in particular on the area of public company accounting and reporting.

Class III Directors

        Betsy L. Morgan has served as a director of our Company and chair of our compensation committee since July 2016. Ms. Morgan has served as Executive in Residence of LionTree, LLC since February 2016 and as a director of The Street, Inc. since September 2016. She previously served as President and Chief Executive Officer of TheBlaze Inc. from January 2011 to July 2015 and as Chief Executive Officer of The Huffington Post from October 2007 to June 2009. Prior to joining The Huffington Post, Ms. Morgan served in various positions at CBS. She also served as a director of CTPartners Executive Search Inc. from December 2010 to October 2015. Ms. Morgan provides our board of directors with significant strategic and executive leadership and management experience gained from service on the boards of various public and private companies and her leadership roles in numerous businesses.

        Francis Poore founded our Company in 1997. He led our Company from initial concept through its establishment as an industry leader, selling the Company to an affiliate of the predecessor of Liberty Interactive in 2006. Mr. Poore then remained on the board of directors of the Company and returned to an active leadership role in January 2011, initially as our Chief Strategist until January 2013, and he has served as our Chief Executive Officer and President since January 2013. As CommerceHub's founder and a leader in our complex and rapidly changing industry for 20 years, Mr. Poore brings to our board of directors extensive industry experience and a vital perspective on our business, history and culture. Mr. Poore's knowledge and vision are an important asset to our board of directors in evaluating the landscape of our industry, technological initiatives and other important aspects of our business.

        Luis Ubiñas has served as a director of our Company and a member of our audit committee since July 2016. Mr. Ubiñas has served as President of the Board of Trustees of the Pan American Development Foundation since May 2015 and also serves on several multilateral, governmental and nonprofit boards and advisory committees, including the Advisory Committee of the United Nations Fund for International Partnerships and the Advisory Committee for the Export Import Bank of the United States. He is also a Trustee of the New York Public Library and the Statue of Liberty-Ellis Island Foundation. Mr. Ubiñas also serves as Lead Director at Electronic Arts Inc. ("EA"), where he has served as a director since November 2010 and has also served on the audit committee, and he previously served as a director of Valassis Communications, Inc. from November 2012 to February 2014. Mr. Ubiñas served as President of the Ford Foundation from January 2008 to September 2013. Prior to joining the Ford Foundation, Mr. Ubiñas spent 18 years with McKinsey & Company, where he held various positions. Mr. Ubiñas also serves on the boards of several private and nonprofit organizations. Mr. Ubiñas brings to our board of directors significant experience in business management, operations and executive leadership.

Vote and Recommendation

        A plurality of the affirmative votes of the outstanding shares of our common stock that are entitled to vote at the Annual Meeting and are voted in person or by proxy, voting together as a single class, is required to elect each of Messrs. Cattini, Goldhill and Hollingsworth as a member of our board of directors.

        Our board of directors unanimously recommends a vote "FOR" the election of each nominee to our board of directors.

 PROPOSAL 2—ACCOUNTING FIRM RATIFICATION PROPOSAL

        We are asking our stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

        Even if the selection of KPMG LLP is ratified, the audit committee of our board of directors in its discretion may direct the appointment of a different independent accounting firm at any time during the year if our audit committee determines that such a change would be advisable. In the event our stockholders fail to ratify the selection of KPMG LLP, our audit committee will consider it as a direction to select another independent registered public accounting firm for the fiscal year ending December 31, 2017.

        A representative of KPMG LLP is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

Audit Fees and All Other Fees

        The following table presents fees incurred after the Spin-Off for professional audit services rendered by KPMG LLP for the audit of our consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 and fees billed for other services rendered by KPMG LLP:

	2016	2015
Audit fees	$587,000	$344,500
Audit-related fees(1)	452,000	—

Audit and audit-related fees	1,039,000	344,500
Tax fees(2)	—	—

Total fees	$1,039,000	$344,500

(1)
Audit-related fees consist of reviews of registration statements and issuance of consents. $400,000 of the audit-related fees in 2016 were reimbursed to the Company by Liberty Interactive.

(2)
Tax fees consist of tax compliance and consultations regarding the tax implications of certain transactions.

        Our audit committee has considered whether the provision of services by KPMG LLP to the Company other than auditing is compatible with KPMG LLP maintaining its independence and believes that the provision of such other services is compatible with KPMG LLP maintaining its independence.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        Our audit committee has adopted a policy regarding the pre-approval of all audit and permissible non-audit services provided by our independent auditors. Pursuant to this policy, our audit committee has approved the engagement of our independent auditors to provide the following services (all of which are collectively referred to as "pre-approved services"):

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  audit services as specified in the policy, including (i) financial audits of our Company and our subsidiaries, (ii) services associated with registration statements, periodic reports and other documents filed or issued in connection with securities offerings (including comfort letters and consents), (iii) attestations of management reports on our internal controls and (iv) consultations with management as to accounting or disclosure treatment of transactions;

  •
  audit-related services as specified in the policy, including (i) due diligence services, (ii) financial statement audits of employee benefit plans, (iii) consultations with management as to the accounting or disclosure treatment of transactions, (iv) attest services not required by statute or regulation, (v) certain audits incremental to the audit of our consolidated financial statements, (vi) closing balance sheet audits related to dispositions and (vii) general assistance with implementation of the requirements of certain SEC rules or listing standards; and

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  tax services as specified in the policy, including federal, state, local and international tax planning, compliance and review services, and tax due diligence and advice regarding mergers and acquisitions.

        Notwithstanding the foregoing general pre-approval, if an individual project involving the provision of pre-approved services is expected to result in fees in excess of $100,000, or if individual projects equal to or less than $100,000 are expected to equal or exceed $500,000 in the aggregate during the period between the regularly scheduled meetings of the audit committee, then such projects will require the specific pre-approval of our audit committee. Pursuant to the policy, our audit committee has delegated the authority for the foregoing approvals to the chair of the audit committee, subject to his subsequent disclosure to the entire audit committee of the granting of any such approval. Mr. Huseby currently serves as the chair of our audit committee. In addition, the independent auditors are required to provide a report at each regularly scheduled audit committee meeting on all pre-approved services incurred during the preceding quarter. Any engagement of our independent auditors for services other than the pre-approved services requires the specific approval of our audit committee.

        Our pre-approval policy prohibits the engagement of our independent auditors to provide any services that are subject to the prohibition imposed by Section 201 of the Sarbanes-Oxley Act.

        All services provided by our independent auditors following the Spin-Off were approved in accordance with the terms of the policy in place.

Vote and Recommendation

        The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the Annual Meeting, voting together as a single class, is required to approve the accounting firm ratification proposal.

        Our board of directors unanimously recommends a vote "FOR" the accounting firm ratification proposal.

PROPOSAL 3—INCENTIVE PLAN PROPOSAL

        The CommerceHub, Inc. 2016 Omnibus Incentive Plan (as amended from time to time, the "incentive plan") was originally adopted in connection with the Spin-Off, effective as of July 22, 2016, and was approved by Liberty Interactive, our sole stockholder prior to the Spin-Off. Subsequently, effective as of October 13, 2016, the compensation committee of our board of directors amended and restated the incentive plan to permit the delegation of the powers and authority of the compensation committee under the incentive plan, subject to applicable law, to one or more committees and/or officers of the Company that have been approved for such delegation by our board of directors.

        Subject to the approval of our stockholders, our compensation committee has approved the second amendment and restatement of the incentive plan to (i) set a $4.0 million per year limit on payments to any person pursuant to cash awards under the incentive plan and (ii) extend the term of the incentive plan from July 22, 2021 to July 22, 2022.

        Stockholder approval of the second amendment and restatement of the incentive plan is also expected to allow awards made pursuant to the incentive plan to meet the requirements of "performance-based compensation" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

        No additional shares are being requested as part of this proposal. If the second amendment and restatement of the incentive plan is not approved by stockholders, the first amended and restated incentive plan will remain in effect, and we will continue to utilize the transition rules under Section 162(m) of the Code that permit us to grant performance-based awards to our covered executives until our 2018 annual meeting of stockholders.

        Set out below is a description of the material provisions of the incentive plan. This description is not intended to be complete, and we refer you to the copy of the incentive plan set forth as Annex A to this proxy statement for a complete statement of its terms and provisions.

Key Features of the Incentive Plan

  •
  No Discounted Options or SARs.  Stock options and stock appreciation rights ("SARs") may not be granted with an exercise price below fair market value.

  •
  Dividend Equivalents.  Only an award of RSUs may include dividend equivalents. With respect to a performance-based award, dividend equivalents may only be paid to the extent the underlying award is actually paid.

  •
  Limited Terms for Options and SARs.  The term for stock options and SARs granted under the incentive plan is limited to ten years.

  •
  No Repricing of Options or SARs.  The incentive plan prohibits repricing, replacement or regranting of stock options or SARs at lower purchase prices unless approved by our stockholders.

  •
  No Transferability.  Awards generally may not be transferred, except as permitted by will or the laws of descent and distribution or pursuant to a domestic relations order, unless otherwise provided for in an award agreement.

  •
  No Tax Gross-Ups.  Holders do not receive tax gross-ups under the incentive plan.

  •
  Award Limitations.  In any calendar year, no employee or independent contractor may be granted stock option or SAR awards relating to more than 3,000,000 shares of our common stock or shall receive payments for cash awards in excess of $4.0 million, and no nonemployee director may be granted, during any calendar year, awards having a value (as determined on the grant date of such award) in excess of $1.0 million, increased to $2.0 million in connection with such nonemployee director's initial year of service on our board of directors.

Summary of the Incentive Plan

        Awards granted to our executive officers and other employees and independent contractors under the incentive plan are administered by the compensation committee of our board of directors, and awards granted to nonemployee directors are administered by our full board of directors. Our compensation committee has delegated authority to grant awards to the chair of the compensation committee and to an award committee of our board of directors, consisting solely of our Chief Executive Officer (the "award committee"), in each case solely with respect to awards to our non-executive employees and within certain parameters established by our compensation committee. The incentive plan is designed to provide additional remuneration to eligible officers and employees of our Company, our nonemployee directors and independent contractors and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. The incentive plan is also intended to attract persons of exceptional ability to become our officers and employees, and to induce directors, independent contractors and/or employees of Liberty Interactive and Liberty Media to agree to provide services to us. Such persons are eligible to participate in and may be, and in many cases have been, granted awards under the incentive plan. The number of individuals who will receive awards under the incentive plan will vary from year to year and will depend on various factors, such as the number of promotions and our hiring needs during the year. Therefore, we cannot predict the number of future award recipients.

        Under the incentive plan, non-qualified stock options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing (collectively, "awards") may be granted. As of January 1, 2017, the maximum number of shares of our common stock with respect to which awards may be granted is 15,346,064, which reflects the original 13,200,000 shares of common stock plus the increased shares in 2017 (as further described below), subject to antidilution and other adjustment provisions of the incentive plan. The number of shares available for issuance will be increased on the first day of every calendar year beginning in 2017 in an amount equal to (i) 5% of the outstanding shares of our common stock on the last day of the immediately preceding calendar year or (ii) such number of shares of our common stock determined by the board of directors. With limited exceptions, under the incentive plan, no employee or independent contractor may be granted in any calendar year awards of stock options or SARs covering more than 3,000,000 shares of our common stock, subject to antidilution and other adjustment provisions of the incentive plan, or may receive payments for cash awards in excess of $4.0 million. No nonemployee director may be granted, during any calendar year, awards having a value (as determined on the grant date of such award) in excess of $1.0 million, increased to $2.0 million in connection with such nonemployee director's initial year of service on our board of directors.

        Shares of our common stock issuable pursuant to awards made under the incentive plan will be made available from either authorized but unissued shares of our common stock or shares of our common stock that we have issued but reacquired, including shares purchased in the open market. Shares of our common stock that are subject to (i) any award granted under the incentive plan that expires, terminates or is cancelled or annulled for any reason without having been exercised, (ii) any award of any SARs granted under the incentive plan the terms of which provide for settlement in cash and (iii) any award of restricted shares or RSUs granted under the incentive plan that are forfeited prior to becoming vested, in each case, will once again be available for issuance under the incentive plan. Shares of our common stock that are (i) not issued or delivered as a result of the net settlement of an outstanding option or SAR, (ii) used to pay the purchase price or withholding taxes relating to an outstanding award or (iii) repurchased in the open market with the proceeds of an option purchase price, in each case, will not be made available for subsequent issuance under the incentive plan.

        Subject to the provisions of the incentive plan, the compensation committee is authorized to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the incentive plan and to take such other action in connection with or in relation to the incentive plan as it deems necessary or advisable. In addition, the compensation committee has delegated to the award committee all of its power and authority under the incentive plan, subject to applicable law, with respect to the awards to non-executive officers (within certain parameters established by our compensation committee) for which the award committee has been delegated the authority to make grants.

        Unless otherwise determined by the compensation committee or its delegate and expressly provided for in an agreement, awards are not transferrable except as permitted by will or the laws of descent and distribution or pursuant to a domestic relations order.

        Stock Options.    Non-qualified stock options awarded under the incentive plan will entitle the holder to purchase a specified number of shares of a series of our common stock at a specified exercise price subject to the terms and conditions of the applicable option grant. The exercise price of an option awarded under the incentive plan may be no less than the fair market value of the shares of the applicable series of our common stock as of the day the option is granted. The term of an option may not exceed 10 years. The compensation committee or its delegate will determine, and each individual award agreement will provide, (1) the series and number of shares of our common stock subject to the option, (2) the per share exercise price, (3) whether the exercise price is payable in cash, by check, by promissory note, in whole shares of any series of our common stock, by the withholding of shares of our common stock issuable upon exercise of the option, by cashless exercise, or any combination of the foregoing, (4) other terms and conditions of exercise, (5) restrictions on transfer of the option and (6) other provisions not inconsistent with the incentive plan. Dividend equivalents will not be paid with respect to any stock options.

        Stock Appreciation Rights.    A SAR awarded under the incentive plan entitles the recipient to receive a payment in stock or cash equal to the excess of the fair market value (on the day the SAR is exercised) of a share of the applicable series of our common stock with respect to which the SAR was granted over the base price specified in the grant. A SAR may be granted to an option holder with respect to all or a portion of the shares of our common stock subject to a related stock option (a "tandem SAR") or granted separately to an eligible person (a "free standing SAR"). Tandem SARs are exercisable only at the time and to the extent that the related stock option is exercisable. Upon the exercise or termination of the related stock option, the related tandem SAR will be automatically cancelled to the extent of the number of shares of our common stock with respect to which the related stock option was so exercised or terminated. The base price of a tandem SAR is equal to the exercise price of the related stock option. Free standing SARs are exercisable at the time and upon the terms and conditions provided in the relevant award agreement. The term of a free standing SAR may not exceed ten years. The base price of a free standing SAR may be no less than the fair market value of a share of the applicable series of our common stock as of the day the SAR is granted. Dividend equivalents will not be paid with respect to any SARs.

        Restricted Shares and RSUs.    Restricted shares are shares of our common stock that become vested and may be transferred upon completion of the restriction period. The compensation committee or its delegate will determine, and each individual award agreement will provide, (1) the price, if any, to be paid by the recipient of the restricted shares, (2) whether dividends or distributions paid with respect to restricted shares will be retained by us during the restriction period ("retained distributions"), (3) whether the holder of the restricted shares may be paid a cash amount any time after the shares become vested, (4) the vesting date or vesting dates (or basis of determining the same) for the award and (5) other terms and conditions of the award. The holder of an award of restricted shares, as the registered owner of such shares, may vote the shares.

        An RSU is a unit evidencing the right to receive, in specified circumstances, one share of the specified series of our common stock, or its cash equivalent, subject to a restriction period or forfeiture conditions. The compensation committee or its delegate is authorized to award RSUs based upon the fair market value of shares of any series of our common stock under the incentive plan. The compensation committee or its delegate will determine, and each individual award agreement will provide, the terms, conditions, restrictions, vesting requirements and payment rules for awards of RSUs, including whether the holder will be entitled to dividend equivalent payments with respect to the RSUs. RSUs will be issued at the beginning of the restriction period and holders will not be entitled to shares of our common stock covered by RSU awards until such shares are issued to the holder at the end of the restriction period. Awards of RSUs or the common stock covered thereunder may not be transferred, assigned or encumbered prior to the date on which such shares are issued or as provided in the relevant award agreement.

        Upon the applicable vesting date, all or the applicable portion of restricted shares or RSUs will vest, any retained distributions or unpaid dividend equivalents with respect to the restricted shares or RSUs will vest to the extent that the awards related thereto have vested, and any cash amount to be received by the holder with respect to the restricted shares or RSUs will become payable, all in accordance with the terms of the individual award agreement. The compensation committee or its delegate may permit a holder to elect to defer delivery of any restricted shares or RSUs that become vested and any related cash payments, retained distributions or dividend equivalents, provided that such deferral elections are made in accordance with Section 409A of the Code.

        Cash Awards.    The compensation committee or its delegate will also be authorized to provide for the grant of cash awards under the incentive plan. A cash award is a bonus paid in cash that may be based upon the attainment of one or more performance goals over a performance period established by the compensation committee or its delegate. The terms, conditions and limitations applicable to any cash awards will be determined by the compensation committee or its delegate.

        Performance Awards.    At the discretion of the compensation committee or its delegate, any of the above-described awards may be designated as a performance award. Any award intended to qualify as performance-based compensation exempt from the requirements of Section 162(m) of the Code will be made by the compensation committee. All cash awards shall be designated as performance awards. Performance awards are contingent upon performance measures applicable to a particular period, as established by the compensation committee or its delegate and set forth in individual award agreements, based upon any one or more of the following business criteria:

  •
  increased revenue;

  •
  net income measures (including income after capital costs and income before or after taxes);

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  stock price measures (including growth measures and total stockholder return);

  •
  price per share of our common stock;

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  market share;

  •
  earnings per share (actual or targeted growth);

  •
  earnings before interest, taxes, depreciation and amortization (EBITDA);

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  operating income before depreciation and amortization (OIBDA);

  •
  economic value added (or an equivalent metric);

  •
  market value added;

  •
  debt to equity ratio;

  •
  cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

  •
  return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity);

  •
  operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

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  expense measures (including overhead cost and general and administrative expense);

  •
  margins;

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  stockholder value;

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  total stockholder return;

  •
  proceeds from dispositions;

  •
  total market value; and

  •
  corporate values measures (including ethics compliance, environmental and safety).

        Performance measures may apply to the award recipient, to one or more business units, divisions or subsidiaries of our Company or an applicable sector of our Company, or to our Company as a whole. Goals may also be based on performance relative to a peer group of companies. A performance measure need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). If the compensation committee intends for the performance award to be granted and administered in a manner that preserves the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, the applicable performance goals must be established (1) no later than 90 days after the commencement of the period of service to which the performance goals relate and (2) prior to the completion of 25% of such period of service. The compensation committee will have no discretion to modify or waive such performance goals to increase the amount of compensation payable that would otherwise be due upon attainment of the goal, unless the applicable award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant agreement provides for such discretion. The compensation committee shall have the authority to determine whether the performance measures and other terms and conditions of the award are satisfied, and the compensation committee's determination as to the achievement of performance measures relating to a performance award shall be made in writing. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1.0 million for our Chief Executive Officer and our two other most highly compensated executive officers, unless the awards meet the requirements for being performance-based.

        Awards Generally.    Awards under the incentive plan may be granted either individually, in tandem or in combination with each other. Where applicable, the securities underlying, or relating to, awards granted under the incentive plan may be shares of CHUBA, CHUBB and/or CHUBK as provided in the relevant award agreement. The closing prices of CHUBA and CHUBK shares were $15.21 and $15.06, respectively, as of April 18, 2017, and the closing price of CHUBB shares was $16.61 as of April 13, 2017, the last day on which a sale occurred.

        Under certain conditions, including the occurrence of certain approved transactions, a board change or a control purchase (all as defined in the incentive plan), options and SARs will become immediately exercisable, and the restrictions on restricted shares and RSUs will lapse, unless individual award agreements state otherwise. Notwithstanding the foregoing, unless otherwise provided in the applicable award agreement, the compensation committee may, in its discretion, determine that any or all outstanding awards of any or all types granted pursuant to the incentive plan will not vest or become exercisable on an accelerated basis in connection with an approved transaction if effective provision has been made for the taking of such action which, in the opinion of the compensation committee, is equitable and appropriate to substitute a new award for such award or to assume such award and to make such new or assumed award, as nearly as may be practicable, equivalent to the old award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of common stock may be changed, converted or exchanged in connection with the approved transaction.

        At the time an award is granted, the compensation committee or its delegate will determine, and the relevant agreement will provide for, any vesting or early termination, upon a holder's termination of employment or service with our Company, of any unvested options, SARs, RSUs or restricted shares and the period during which any vested options and/or SARs may be exercised. Unless otherwise provided in the relevant award agreement, (1) no option or SAR may be exercised after its scheduled expiration date (provided that, if the term of an option or SAR expires when trading in our common stock is prohibited by law or our Company's insider trading policy, then the term of such option or SAR shall expire on the 30th day after the expiration of such prohibition), (2) if the holder's service terminates by reason of death or disability (as defined in the incentive plan), his or her options or SARs shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration date), (3) any termination of the holder's service for "cause" (as defined in the incentive plan) will result in the immediate termination of all options and SARs and the forfeiture of all rights to any restricted shares, RSUs, retained distributions, unpaid dividend equivalents and related cash amounts held by such terminated holder and (4) if a holder's service terminates due to death or disability, options and SARs will become immediately exercisable, and the restrictions on restricted shares and RSUs will lapse and become fully vested, unless individual award agreements state otherwise.

        Adjustments.    The number and kind of shares of our common stock that may be awarded or otherwise made subject to awards under the incentive plan, the number and kind of shares of our common stock covered by outstanding awards and the purchase or exercise price and any relevant appreciation base with respect to any of the foregoing will be subject to appropriate adjustment as the compensation committee or its delegate deems equitable, in its sole discretion, in the event that (1) we subdivide the outstanding shares of any series of our common stock into a greater number of shares of such series of common stock, (2) we combine the outstanding shares of any series of our common stock into a smaller number of shares of such series of common stock or (3) there is a stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase any series of our common stock, or any other similar corporate event (including mergers or consolidations, other than approved transactions (as defined in the incentive plan) for which other provisions are made pursuant to the incentive plan). In addition, in the event of a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the compensation committee has the discretion to (i) provide, prior to the transaction, for the acceleration of vesting and exercisability, or lapse of restrictions, with respect to the awards, or in the case of a cash merger, termination of unexercised awards, or (ii) cancel such awards and deliver cash to holders based on the fair market value of such awards as determined by the compensation committee, in a manner that is in compliance with the requirements of Section 409A of the Code. If the purchase price of options or the base price of SARs, as applicable, is greater than the fair market value of such options or SARs, the options or SARs may be canceled for no consideration.

        Amendment and Termination.    If approved by the stockholders, the second amended and restated incentive plan will terminate on the sixth anniversary of the incentive plan's effective date (which will be the sixth anniversary of the Spin-Off) unless earlier terminated by the compensation committee.

Otherwise, if the second amended and restated incentive plan is not approved by the stockholders, the incentive plan will terminate on the fifth anniversary of its effective date (which will be the fifth anniversary of the Spin-Off). The compensation committee may suspend, discontinue, modify or amend the incentive plan at any time prior to its termination, except that outstanding awards may not be amended to reduce the purchase or base price of outstanding options or SARs. However, before an amendment may be made that would adversely affect a participant who has already been granted an award, the participant's consent must be obtained, unless the change is necessary to comply with Section 409A of the Code.

U.S. Federal Income Tax Consequences of Awards Granted under the Incentive Plan

Consequences to Participants

        The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the incentive plan and with respect to the sale of any shares of our common stock acquired under the incentive plan. This general summary does not purport to be complete, does not describe any state, local or non-U.S. tax consequences and does not address issues related to the tax circumstances of any particular recipient of an award under the incentive plan.

        Non-Qualified Stock Options and SARs.    Holders will not recognize taxable income upon the grant or vesting of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the holder will recognize ordinary income (subject to withholding, if applicable) in an amount equal to the excess of (1) the fair market value on the date of exercise of the shares received over (2) the exercise price or base price (if any) he or she paid for the shares. The holder will generally have a tax basis in any shares of our common stock received pursuant to the exercise of a SAR, or pursuant to the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. The disposition of the shares of our common stock acquired upon exercise of a non-qualified stock option will ordinarily result in capital gain or loss. Subject to certain limits on deductibility discussed below, we are entitled to a deduction in an amount equal to the income recognized by the holder upon the exercise of a non-qualified stock option or SAR.

        Cash Awards, RSUs and Restricted Shares.    A holder will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the holder to draw upon it, and we will have a corresponding deduction for federal income tax purposes, subject to certain limits on deductibility discussed below. A holder will not have taxable income upon the grant of an RSU but rather will generally recognize ordinary compensation income at the time the award is settled in an amount equal to the fair market value of the shares received, at which time we will have a corresponding deduction for federal income tax purposes, subject to certain limits on deductibility discussed below.

        Generally, a holder will not recognize taxable income upon the grant of restricted shares, and we will not be entitled to any federal income tax deduction upon the grant of a restricted share award. The value of the restricted shares will generally be taxable to the holder as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares on the date or dates the restrictions terminate. A holder, however, may elect pursuant to Section 83(b) of the Code to treat the fair market value of the shares subject to the restricted share award on the date of such grant as compensation income in the year of the grant of the restricted share award. The holder must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. If such an election is made and the holder later forfeits the restricted shares to us, the holder will not be allowed to deduct, at a later date, the amount such holder had earlier included as compensation income. In any case, we will receive a deduction for federal income tax purposes corresponding in amount to the amount of compensation included in the holder's income in the year in which that amount is so included, subject to certain limits on deductibility discussed below.

        A holder who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time the holder recognizes income under the rules described above with respect to the cash or the shares of our common stock received pursuant to awards. Dividends or dividend equivalents that are received by a holder prior to the time that the restricted shares are taxed to the holder under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a holder in the shares of our common stock received will equal the amount recognized by the holder as compensation income under the rules described in the preceding paragraph, and the holder's holding period in such shares will commence on the date income is so recognized.

        Certain Tax Code Limitations on Deductibility.    In order for us to deduct the amounts described above, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability to obtain a deduction for awards under the incentive plan could also be limited by Section 280G of the Code, which provides that certain excess parachute payments made in connection with a change in control of an employer are not deductible. The ability to obtain a deduction for amounts paid under the incentive plan could also be affected by Section 162(m) of the Code, which limits the deductibility, for U.S. federal income tax purposes, of compensation paid to certain employees to $1.0 million during any taxable year. However, certain exceptions apply to this limitation in the case of qualified performance-based compensation. In certain cases, we may determine it is in our interests to not satisfy the requirements for the qualified performance-based exception, and stockholder approval of the incentive plan will allow our compensation committee to structure awards in a manner that may qualify for these requirements.

        Code Section 409A.    Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding (1) the timing of payment, (2) the advance election of deferrals and (3) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% penalty on the participant on such deferred amounts included in the participant's income. We intend to structure awards under the incentive plan in a manner that is designed to be exempt from or comply with Section 409A of the Code.

New Plan Benefits

        Due to the nature of the incentive plan and the discretionary authority afforded the compensation committee and its delegates in connection with the administration thereof, we cannot determine or predict the value, number or type of awards to be granted pursuant to the incentive plan.

        As of January 31, 2017, we had granted awards under the incentive plan, to our employees (including our executive officers), our nonemployee directors and our independent contractors, relating to 701,997 CHUBK shares in the aggregate. These awards include 193,998 options to purchase CHUBK shares, which have a 10-year term and have exercise prices ranging from $14.33 per share to $14.99 per share. We have also adopted our annual performance bonus program for our executive officers for the 2017 calendar year in the form of cash awards under the incentive plan to preserve the deductibility of the compensation resulting from such awards in accordance with Section 162(m) of the Code.

Vote and Recommendation

        The affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of our common stock that are present in person or by proxy, and entitled to vote at the Annual Meeting, voting together as a single class, is required to approve the incentive plan proposal.

        Our board of directors unanimously recommends a vote "FOR" the approval of the Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan.

MANAGEMENT AND GOVERNANCE MATTERS

Executive Officers

        Set forth below is a list of our executive officers and their positions with our Company followed by certain background information for each such executive officer other than Mr. Poore (who also serves as a director of our Company and whose background information is set forth under "Proposal 1—Director Election Proposal—Board of Directors—Class III Directors").

Name	Age	Title
Francis Poore	50	Founder, President and Chief Executive Officer
Richard Jones	48	Co-Founder and Chief Technology Officer
Mark Greenquist	58	Chief Financial Officer and Treasurer
John Hinkle	51	Chief Information Officer, Chief Information Security Officer and Executive Vice President, Technical Operations
Bill Kong	44	Executive Vice President, Products and Services
Gary Nafus	43	Chief Revenue Officer
Michael Trimarchi	37	Chief Accounting Officer
Douglas Wolfson	46	General Counsel and Secretary

        Richard Jones co-founded our Company, together with Mr. Poore, in 1997 and has served as our Chief Technology Officer since January 2013. He also served as our Executive Vice President, Operations from January 2013 to October 2016, and previously he served as our Chief Tactician from January 2011 to December 2012.

        Mark Greenquist has served as our Chief Financial Officer and Treasurer since June 2016. Previously, he served as Chief Financial Officer of Sonus Networks, Inc. from November 2013 to June 2016, and prior to that he served as Chief Financial Officer at Siemens Enterprise Communications Limited (now Unify) from May 2013 to October 2013. He served as President and Chief Executive Officer of Telcordia Technologies, Inc. from May 2007 to August 2012 and Senior Vice President and Chief Financial Officer from July 2005 to May 2007.

        John Hinkle has served as our Executive Vice President, Technical Operations since October 2016 and as our Chief Information Officer and Chief Information Security Officer since April 2015. Previously, he served as our Executive Vice President, Production Systems from July 2013 to April 2015, and prior to that he served as Chief Information Officer and Senior Vice President, North American Operations of Take-Two Interactive Software, Inc. from January 2011 to July 2013.

        Bill Kong has served as our Executive Vice President, Products and Services since May 2016. Previously, he served as Chief Digital Marketing Officer of Sears Holdings Corporation from February 2015 to April 2016, and prior to that he served as General Manager of Drugstore.com and VisionDirect.com from May 2010 to February 2015.

        Gary Nafus has served as our Chief Revenue Officer since April 2017. Previously, he served as Chief Revenue Officer of Marchex, Inc. from September 2015 to March 2017 and as Managing Director, Americas of Kenshoo from March 2013 to August 2015. Prior to that, Mr. Nafus served as Vice President of Sales at Oracle Corporation for several different verticals, including North America Retail Industry most recently, from January 2005 until March 2015.

        Michael Trimarchi has served as our Chief Accounting Officer since May 2016. Previously, he served as Interim Chief Financial Officer of AngioDynamics, Inc. from November 2015 to May 2016, and prior to that he served as Vice President and Global Controller from August 2014 to November 2015 and Director, Corporate FP&A from July 2013 to August 2014. He served as Vice President, Corporate FP&A of Vistaprint N.V. from January 2013 to July 2013 and Senior Director, Corporate

FP&A from April 2012 to December 2012. He held the position of Global Controller at Vistaprint from January 2011 to April 2012.

        Douglas Wolfson has served as our General Counsel since March 2014 and as our Secretary since October 2014. Previously, he served as Associate General Counsel of Infor Global Solutions from March 2006 to March 2014, and prior to that he served as Associate General Counsel of Geac Computer Corporation from August 2004 to March 2006.

        Our executive officers serve in their capacities as such until their respective successors have been duly elected and have been qualified, or until their earlier death, resignation, disqualification or removal from office. There is no family relationship between any of our executive officers or directors, by blood, marriage or adoption. During the past ten years, none of our executive officers or directors has had any involvement in such legal proceedings as would be material to an evaluation of his ability or integrity.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who own more than 10 percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. These persons are further required by SEC regulation to furnish us with copies of all such reports that they file. Based solely on a review of such reports that have been furnished to us during the year ended December 31, 2016 and certain written representations made to us by our executive officers and directors, we believe that, during the year ended December 31, 2016, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than 10-percent beneficial owners were met.

Code of Ethics

        We have adopted a code of business conduct and ethics (our "code of ethics") that applies to all of our employees, including our executive officers, and our directors. Our code of ethics constitutes our Company's "code of ethics" within the meaning of Section 406 of the Sarbanes-Oxley Act and is available on the Corporate Governance page of our Investor Relations website at ir.commercehub.com.

Director Independence

        It is our policy that a majority of the members of our board of directors be independent of our management. For a director to be deemed independent, our board must affirmatively determine that the director has no direct or indirect material relationship with us. To assist our board in determining which of our directors qualify as independent for purposes of applicable Nasdaq rules and SEC rules and regulations, our compensation committee follows the Corporate Governance Rules of The Nasdaq Stock Market on the criteria for director independence.

        Our board of directors has determined that each of Messrs. Cattini, Goldhill, Huseby and Ubiñas and Ms. Morgan qualifies as an independent director of our Company.

Board Composition

        As described under "Proposal 1—Director Election Proposal," our board of directors is comprised of members with a broad range of backgrounds and skill sets, including in media and telecommunications, technology, journalism, auditing and corporate finance. For more information on our policies with respect to board candidates, see "—Committees of the Board of Directors—Director Nominations Process" below.

        Our board of directors has adopted corporate governance guidelines, which include our policies regarding board composition and responsibilities, director qualifications and director independence. Our corporate governance guidelines are available on the Corporate Governance page of our Investor Relations website at ir.commercehub.com.

Board Leadership Structure

        Our board of directors has separated the positions of chair of the board and chief executive officer (principal executive officer). Mr. Baer is the chair of our board, leads our board of directors and board meetings and provides strategic guidance to Mr. Poore, our President and Chief Executive Officer. Mr. Poore leads our management team and is responsible for driving the performance of our Company. We believe this division of responsibility effectively assists our board of directors in fulfilling its duties.

Board Role in Risk Oversight

        Our board of directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. Our audit committee oversees management of financial risks, risks relating to potential conflicts of interest and enterprise risk management. Our compensation committee oversees the management of risks relating to our compensation arrangements with senior management, as well as risks associated with the independence of our directors. These committees then provide reports periodically to the full board of directors. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, human capital and compensation, legal and compliance and other risks. Our management reporting processes include regular reports from our senior management team, including on the Company's enterprise risk assessment and internal audit function.

Committees of the Board of Directors

Executive Committee

        Our board of directors has established an executive committee, whose members are Messrs. Baer, Hollingsworth and Poore. Except as specifically prohibited by the General Corporation Law of the State of Delaware, the executive committee may exercise all the powers and authority of our board of directors in the management of our business and affairs, including the power and authority to authorize the issuance of shares of our capital stock.

Audit Committee

        Our board of directors has established an audit committee, whose chair is Mr. Huseby and whose other members are Messrs. Goldhill and Ubiñas, each of whom is independent. See "—Director Independence" above. Our board has also determined that Mr. Huseby qualifies as our "audit committee financial expert" under applicable SEC rules and regulations. Our board has adopted a written charter for the audit committee, which is available on the Corporate Governance page of our Investor Relations website at ir.commercehub.com.

        The audit committee reviews and monitors the corporate financial reporting and the internal and external audits of our Company. The audit committee's functions include, among other things:

  •
  appointing or replacing our independent auditors;

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  reviewing and approving, in advance, the scope and the fees of our annual audit and audit-related fees and reviewing the results of our audits with our independent auditors;

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  reviewing and approving, in advance, the scope and the fees of non-audit services provided by our independent auditors;

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  reviewing compliance with, and the adequacy of, our existing major accounting and financial reporting policies;

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  reviewing our management's procedures and policies relating to the adequacy of our internal accounting controls and compliance with applicable laws relating to accounting practices;

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  confirming compliance with applicable SEC and stock exchange rules; and

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  preparing a report for our annual proxy statement.

Audit Committee Report

        Each member of the audit committee is an independent director as determined by our board of directors, based on the listing standards of The Nasdaq Stock Market. Each member of the audit committee also satisfies the SEC's independence requirements for members of audit committees. Our board of directors has determined that Mr. Huseby is an "audit committee financial expert" under applicable SEC rules and regulations.

        The audit committee reviews our financial reporting process on behalf of our board of directors. Management has primary responsibility for establishing and maintaining adequate internal controls, for preparing financial statements and for the public reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for expressing opinions on the conformity of our audited consolidated financial statements with U.S. generally accepted accounting principles.

        Our audit committee has reviewed and discussed with management and KPMG LLP our most recent audited consolidated financial statements. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, including that firm's judgment about the quality of our accounting policies, as applied in its financial reporting.

        KPMG LLP has provided our audit committee with the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP's communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP that firm's independence from the Company and its subsidiaries.

        Based on the reviews, discussions and other considerations referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on March 7, 2017.

Submitted by the Members of the Audit Committee
Michael Huseby
David Goldhill
Luis Ubiñas

Compensation Committee

        Our board of directors has established a compensation committee, whose chair is Ms. Morgan and whose other members are Messrs. Cattini and Huseby, each of whom is independent. See "—Director Independence" above. Our board has adopted a written charter for the compensation committee, which is available on the Corporate Governance page of our Investor Relations website at ir.commercehub.com.

        The compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer, as well as our Chief Executive Officer's performance in light of those goals to set his compensation. The compensation committee also reviews the compensation of our other executive officers and other members of our executive management team who report to our Chief Executive Officer. The compensation committee may also make recommendations to our board of directors with respect to incentive compensation plans and equity-based plans and administer such plans, with the authority to make and modify grants under, and to approve or disapprove participation in, such plans.

        Prior to the Spin-Off and before the compensation committee had been appointed, our management had engaged Compensia, Inc. ("Compensia"), our prior compensation consultant, to provide independent reports on peer groups, executive compensation and long-term equity strategy. In connection with these services, Compensia had assisted us with identifying our peer companies, structuring our employee stock purchase plan and the incentive plan and had provided input on various other compensation matters with respect to our executive team. Compensia had also provided information to us regarding chief executive officer compensation at other supply chain technology and cloud-based software companies in connection with our entry into a new employment agreement with our Chief Executive Officer in June 2016. Following the Spin-Off, the compensation committee engaged Frederic W. Cook & Co., Inc. ("FW Cook") to advise on nonemployee director compensation, management compensation and various aspects of our long-term incentive program. In preparing its recommendations, FW Cook reviewed the compensation program pay levels and structure for executives and nonemployee directors at the same supply chain technology and cloud-based software companies that were previously identified by Compensia.

        Although we do not have a separate, standing nominating and governance committee, the compensation committee performs many of the functions that such a nominating and governance committee would perform. The compensation committee reviews our corporate governance guidelines, considers qualifications of our incumbent directors and other candidates to recommend as nominees to our board of directors and evaluates the independence of our directors. As further discussed below under "—Director Nominations Process," when acting in this nominating and governance capacity, our compensation committee acts unanimously to ensure participation of a majority of our independent directors.

Compensation Committee Interlocks and Insider Participation

        No member of the compensation committee is, or since the Spin-Off has been, an officer or employee of our Company, or has engaged in any related party transaction in which our Company was a participant.

Other

        Our board of directors, by resolution, may from time to time establish other committees of our board, consisting of one or more of our directors. For example, our board of directors established the award committee in 2016, consisting of one member, Francis Poore, which has been delegated authority by the compensation committee to grant equity awards to non-executive employees (within certain parameters established by our compensation committee) as described in "Executive Compensation—

Equity Award Grant Policy." Any committee so established will have the powers delegated to it by resolution of our board of directors, subject to applicable law.

Director Nominations Process

        Our independent directors, generally acting by majority through our compensation committee, identify directors for reelection to our board and recommend director nominees to our board for approval. Our independent directors may also identify other individuals qualified to become board members consistent with criteria established or approved by our board of directors from time to time and oversee the evaluation of our board and management.

        Our independent directors will consider candidates for director recommended by any stockholder, provided that such recommendations are properly submitted. Eligible stockholders wishing to recommend a candidate for nomination as a director should send the recommendation in writing to CommerceHub, Inc., 201 Fuller Road, 6th Floor, Albany, New York 12203, Attention: Secretary. Stockholder recommendations must be made in accordance with our bylaws, as discussed under "Stockholder Proposals" below, and must contain the following information:

  •
  the name and address of the proposing stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, and documentation indicating the number of shares of our common stock owned beneficially and of record by such person and the holder or holders of record of those shares, together with a statement that the proposing stockholder is recommending a candidate for nomination as a director;

  •
  the candidate's name, age, business and residence addresses, principal occupation or employment, business experience, educational background and any other information relevant in light of the factors considered by the compensation committee in making a determination of a candidate's qualifications, as described below;

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  a statement detailing any relationship, arrangement or understanding between the proposing stockholder and/or beneficial owner(s), if different, and any other person(s) (including their names) under which the proposing stockholder is making the nomination and any affiliates or associates (as defined in Rule 12b-2 of the Exchange Act) of such proposing stockholder(s) or beneficial owner (each a "Proposing Person");

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  a statement detailing any relationship, arrangement or understanding that might affect the independence of the candidate as a member of our board of directors;

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  any other information that would be required under SEC rules in a proxy statement soliciting proxies for the election of such candidate as a director;

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  a representation as to whether the Proposing Person intends (or is part of a group that intends) to deliver any proxy materials or otherwise solicit proxies in support of the director nominee;

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  a representation by each Proposing Person who is a holder of record of our common stock as to whether the notice is being given on behalf of the holder of record and/or one or more beneficial owners, the number of shares held by any beneficial owner along with evidence of such beneficial ownership and that such holder of record is entitled to vote at the annual stockholders meeting and intends to appear in person or by proxy at the annual stockholders meeting at which the person named in such notice is to stand for election;

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  a signed consent of the candidate to be named in the proxy statement and to serve as a director, if nominated and elected;

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  a representation as to whether the Proposing Person has received any financial assistance, funding or other consideration from any other person regarding the nomination (a "Stockholder Associated Person") (including the details of such assistance, funding or consideration); and

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  a representation as to whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to our company within the last six months by, or is in effect with respect to, the Proposing Person, any person to be nominated by the proposing stockholder or any Stockholder Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or increase or decrease the voting power of, the Proposing Person, its nominee, or any such Stockholder Associated Person.

        In connection with their evaluation, our independent directors may request additional information from the proposing stockholder and the candidate. The compensation committee and our other independent directors have discretion to decide which individuals to recommend for nomination as directors.

        To be nominated to serve as a director, a nominee need not meet any specific minimum criteria. However, our independent directors believe that nominees for director should possess the highest personal and professional ethics, integrity, values and judgment and should be committed to the long-term interests of our stockholders. When evaluating a potential director nominee, including one recommended by a stockholder, our board of directors has determined that a potential nominee should possess the following qualifications, among others:

  •
  expertise that is useful to our company and complementary to the background and expertise of our other board members;

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  a willingness and ability to devote the time necessary to carry out the duties and responsibilities of board membership, including preparation for and participation in board meetings as required;

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  a desire to ensure that our operations and financial reporting are effected in a transparent manner and in compliance with applicable laws, rules and regulations; and

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  a dedication to the representation of the best interests of our company and all of our stockholders.

        The compensation committee and our other independent directors do not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees. We do not have a formal policy with respect to diversity; however, we believe that it is important that our board members represent diverse viewpoints.

        When seeking candidates for director, the compensation committee and our other independent directors may solicit suggestions from incumbent directors, management, stockholders and others. After conducting an initial evaluation of a prospective nominee, the compensation committee may interview that candidate if it believes the candidate might be suitable to be a director. The compensation committee may also ask the candidate to meet with our other directors and with management. If the compensation committee and our other independent directors believe a candidate would be a valuable addition to our board of directors, they may recommend to the full board that candidate's nomination and election.

        Prior to nominating an incumbent director for reelection at an annual meeting of stockholders, the compensation committee and our independent directors will consider the director's past attendance at, and participation in, meetings of the board of directors and its committees and the director's formal and informal contributions to the various activities conducted by the board and the board committees of which such individual is a member.

        Our board of directors has determined that Messrs. Cattini, Goldhill and Hollingsworth, who are nominated for election at the Annual Meeting, continue to be qualified to serve as directors of our Company and approved their nominations.

Board Meetings

        During 2016, there were two meetings of our full board of directors, no meetings of our executive committee, four meetings of the compensation committee and five meetings of our audit committee. None of our directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the board held during the period he or she served as a director and (ii) the number of meetings held by all committees of the board during the periods that he or she served on such committees.

Director Attendance at Annual Meetings

        Our board of directors encourages all members of the board to attend the Annual Meeting, which is the first annual meeting of our stockholders, and to attend future annual meetings of our stockholders.

Stockholder Communication with Directors

        Our stockholders may send communications to our board of directors or to individual directors by mail addressed to the Board of Directors or to an individual director, c/o CommerceHub, Inc., 201 Fuller Road, 6th Floor, Albany, New York 12203. All such communications from stockholders will be forwarded to our directors on a timely basis.

        Any interested party who has a concern regarding any matter that it wishes to have addressed by our independent directors, as a group, at an upcoming executive session may send its concern in writing addressed to Independent Directors of CommerceHub, Inc., c/o CommerceHub, Inc., 201 Fuller Road, 6th Floor, Albany, New York 12203. Our current independent directors are Messrs. Cattini, Goldhill, Huseby, and Ubiñas and Ms. Morgan.

EXECUTIVE COMPENSATION

        This section sets forth information relating to, and an analysis and discussion of, compensation paid by our Company to the following persons (whom we collectively refer to as our "named executive officers"):

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  Francis Poore, our Founder, President and Chief Executive Officer;

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  Mark Greenquist, our Chief Financial Officer and Treasurer; and

  •
  Richard Jones, our Co-Founder and Chief Technology Officer.

Summary Compensation Table

Name and Principal Position (as of 12/31/16)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)(3)		Total ($)
Francis Poore	2016	385,457	—	—	12,177,842	150,000	66,923	(4)	12,780,222
President and Chief Executive Officer	2015	369,048	—	—	—	165,973	15,951		550,972
Mark Greenquist	2016	175,000	—	—	1,653,999	85,723	48		1,914,770
Chief Financial Officer and Treasurer	2015	—	—	—	—	—	—		—
Richard Jones(5)	2016	279,857	—	—	3,549,353	90,300	15,948		3,935,458
Chief Technology Officer	2015	n/a	n/a	n/a	n/a	n/a	n/a		n/a

(1)
Reflects the grant date fair value of stock options awarded to Messrs. Poore, Greenquist and Jones, which have been computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 3 and Note 12 to our consolidated financial statements for the year ended December 31, 2016 included in our 2016 Annual Report.

(2)
We were a participating employer in the Liberty Interactive 401(k) Savings Plan prior to the Spin-Off, and in July 2016, we adopted our own plan, known as the CommerceHub 401(k) Plan (together with the Liberty Interactive 401(k) Savings Plan, the "401(k) plans"). The participants in the 401(k) plans were able to contribute up to 75% of their eligible compensation on a pre-tax basis to the plans (subject to specified maximums and IRS limits), and we contributed a matching contribution based on the participants' contributions as set forth in the 401(k) plans. Participant contributions to the 401(k) plans are fully vested upon contribution.

Generally, participants acquire a vested right in Company matching contributions as follows:

Years of Service	Vesting Percentage
Less than 1	0%
1 or more but fewer than 2	50%
2 or more	100%

  Included in this column, with respect to each named executive officer, are the following matching contributions made by our Company to the 401(k) plans in 2016 and 2015:

Name	2016 Amount ($)	2015 Amount ($)
Francis Poore	15,900	15,900
Mark Greenquist	—	—
Richard Jones	15,900	n/a

  With respect to these matching contributions, all of our named executive officers who contributed to the 401(k) plans in 2015 and 2016 are fully vested because they had more than two years of service with the Company at the time of the matching contributions.

(3)
Included in this column are the following life insurance premiums paid on behalf of each of the named executive officers during 2016 and 2015:

Name	2016 Amount ($)	2015 Amount ($)
Francis Poore	48	51
Mark Greenquist	48	—
Richard Jones	48	n/a

(4)
Includes (a) $50,000 reimbursed to Mr. Poore in connection with the negotiation of the June 2016 CEO Employment Agreement (defined below) and (b) certain Company-reimbursed travel expenses.

(5)
Mr. Jones is a named executive officer of our Company for the first time, and his compensation for 2015 has been omitted in reliance upon the SEC's interpretive guidance.

Executive Compensation Arrangements

        We have entered into employment agreements with, or provided an offer letter to, our named executive officers. These arrangements provide for at-will employment and generally include the named executive officer's initial base salary and an indication of eligibility for an annual cash bonus and equity awards. These arrangements are described below.

Francis Poore

        On December 23, 2010, we entered into an employment agreement with Mr. Poore that established his initial compensation with our Company, which included an annual bonus of up to 50% of base salary, and provided for certain post-employment compensation and benefits upon his termination. Effective January 10, 2013, Mr. Poore's employment agreement was amended in connection with his promotion to President and Chief Executive Officer of our Company (the "2013 Amendment"). The 2013 Amendment provided that his term of employment would expire on January 10, 2017 if we or Mr. Poore were to provide a notice of termination at least 60 days before January 10, 2017. The 2013 Amendment also (i) provided for an initial base salary of $345,000, subject to annual review by our board of directors, which was increased to $385,457 for 2016, (ii) modified the revenue and operational milestones with respect to the vesting of SARs granted to Mr. Poore in January 2011 (described in more detail below) under the Commerce Technologies, Inc. 2010 Stock Appreciation Rights Plan (the "2010 SAR plan") and (iii) made other clarifying changes to the post-employment payment provisions in his original employment agreement.

  Converted CEO Award

        In connection with the Spin-Off, the SARs previously granted to Mr. Poore in January 2011 were converted into stock options to purchase 763,593 CHUBK shares at an exercise price of $2.65 per share (the "Converted CEO Award") pursuant to the antidilution provisions in the 2010 SAR plan. These stock options fully vested in January 2017 following the achievement of the revenue milestone specified in the award agreement as of December 31, 2016, and they expire on January 10, 2021. As of December 31, 2016, the Converted CEO Award was unvested, and the award agreement relating to the Converted CEO Award provided for (i) forfeiture of the entire award if Mr. Poore's employment had been terminated for cause (as defined in the 2016 CEO Employment Agreement) on that date, (ii) unless otherwise determined by the compensation committee, forfeiture of the entire award if Mr. Poore's employment had terminated by reason of his death or disability on that date or had been voluntarily terminated by Mr. Poore without good reason (as defined in the 2016 CEO Employment Agreement) on that date, and (iii) full vesting of the award if Mr. Poore's employment had been terminated by our Company without cause or by Mr. Poore for good reason on that date. The other terms of these stock options are governed by the CommerceHub, Inc. Legacy Stock Appreciation Rights Plan (the "legacy SAR plan").

  2016 CEO Employment Agreement

        On June 25, 2016, Liberty Interactive's compensation committee approved a new compensation arrangement with Mr. Poore, which was memorialized in a definitive employment agreement between CommerceHub and Mr. Poore, dated effective as of June 28, 2016 (the "2016 CEO Employment Agreement"). As discussed above, the term of Mr. Poore's employment would have expired on January 10, 2017 if we or Mr. Poore had provided a notice of termination at least 60 days before such date. Regardless of whether the Spin-Off was completed, we wished to retain Mr. Poore's service as our President and Chief Executive Officer beyond January 10, 2017 and began negotiating a new employment agreement to incent Mr. Poore to remain with our Company. In addition, consistent with our compensation philosophy, we believed that a new grant of equity would be instrumental to retaining Mr. Poore's services on a long-term basis.

        The 2016 CEO Employment Agreement provides for a four-year employment term ending on June 27, 2020 (the "CEO Employment Period"), with an initial annual base salary of $400,000, an annual target cash bonus equal to 100% of the applicable year's base salary beginning in 2017, the CEO Multi-Year Awards (as defined below) and other customary benefits and terms. The 2016 CEO Employment Agreement also increased Mr. Poore's maximum annual bonus under the 2016 bonus program described below from 50% of his annual base salary to 75% of his 2016 base salary.

        In connection with the approval of the terms of the 2016 CEO Employment Agreement, Liberty Interactive's compensation committee also approved a one-time grant of 1,057,048 SARs to Mr. Poore pursuant to the 2010 SAR plan, which had an initial exercise price of $35.64 per SAR. In connection with the Spin-Off, pursuant to the antidilution provisions of the 2010 SAR plan, this grant was converted into stock options to purchase 2,306,155 CHUBK shares at an exercise price of $16.34 per share (the "CEO Multi-Year Awards"). 25% of the CEO Multi-Year Awards will vest on June 28, 2017 (the "First Vesting Date"), with 1/36 of the remaining unvested options vesting on each monthly anniversary of the First Vesting Date and the last 1/36 of the remaining unvested options vesting on June 27, 2020, in each case subject to Mr. Poore being employed by us on the applicable vesting date. The CEO Multi-Year Awards have a term of ten years. We discuss the other terms of the CEO Multi-Year Awards below, which are governed by the award agreement relating to the CEO Multi-Year Awards and the legacy SAR plan.

        In addition, as described below, the 2016 CEO Employment Agreement and the award agreements relating to Mr. Poore's equity awards provide for certain compensation and benefits following a termination of employment or change in control.

        Termination for Cause.    If Mr. Poore is terminated for cause (as defined in the 2016 CEO Employment Agreement), he will be entitled to his accrued unpaid base salary, accrued unused paid time off, unpaid expense reimbursement, amounts accrued under our employee benefit plans and programs as of the date of termination that are required under the terms of such plans to be paid to Mr. Poore notwithstanding his termination, and any other amounts due under applicable law (collectively, the "Standard Entitlements"). In addition, he will immediately forfeit the unvested portion of his CEO Multi-Year Awards, and the vested, unexercised portion of his CEO Multi-Year Awards will remain exercisable for 90 days following the date of such termination, but in no event past the original term of such awards.

        Termination for Good Reason or without Cause.    If, during the CEO Employment Period, Mr. Poore is terminated without cause or resigns for good reason (as defined in the 2016 CEO Employment Agreement), he is entitled to: (i) the Standard Entitlements, (ii) a salary continuation severance payment equal to two times his annual base salary, to be paid in 24 equal payroll installments, (iii) an additional lump sum severance payment equal to a pro rata portion of his annual base salary based on the number of days he was employed during the year of termination (the "Additional Payment"), (iv) any annual cash bonus that has been declared as of the date of the termination with respect to the prior calendar year and which has not yet been paid ("Unpaid Bonus"), (v) if he elects continued coverage under our medical plan(s), the applicable premium required for COBRA continuation coverage for Mr. Poore and his spouse and eligible dependents (as applicable), until the earlier of (a) the date he receives equivalent coverage from a successor employer and (b) the first anniversary of the date of termination, and (vi) continued participation in any life insurance plan

(if permitted under such plan) until the earlier of (a) the date he receives equivalent coverage from a successor employer and (b) the first anniversary of the date of termination.

        If Mr. Poore is terminated without cause or resigns for good reason during the CEO Employment Period, a pro rata portion of the unvested CEO Multi-Year Awards will accelerate and vest based on the number obtained by dividing (x) the number of days between June 28, 2016 and the date of his termination plus 548 calendar days by (y) the total number of days in the vesting period established by the award agreement relating to the CEO Multi-Year Awards (not to exceed the total number of unvested CEO Multi-Year Awards at such time); provided that, if such termination occurs within 90 days prior to, or 18 months following the closing date of, a change in control (as defined in the 2016 CEO Employment Agreement), all of the unvested CEO Multi-Year Awards will accelerate and vest. Upon a termination without cause or for good reason during the CEO Employment Period, all of the vested CEO Multi-Year Awards (including any awards that accelerated in connection with such termination) will remain exercisable for two years following the date of such termination, but in no event past the original term of such awards, except that if Mr. Poore does not timely deliver a general release to us, the exercise period would expire on the 90th day following his termination.

        Voluntary Termination without Good Reason.    If, during the CEO Employment Period, Mr. Poore terminates his employment without good reason, he will receive the Standard Entitlements and will immediately forfeit the unvested portion of his CEO Multi-Year Awards. The vested, unexercised portion of the CEO Multi-Year Awards will remain exercisable for 120 days following the date of such termination, but in no event past the original term of such awards.

        Termination due to Death or Disability.    If Mr. Poore's employment terminates during the CEO Employment Period due to death or disability (as defined in the 2016 CEO Employment Agreement), he is entitled to the Standard Entitlements, Unpaid Bonus, a lump-sum severance payment equal to his annual base salary, the Additional Payment and accelerated vesting of any unvested CEO Multi-Year Awards. All of the vested CEO Multi-Year Awards (after giving effect to such acceleration) will remain exercisable for two years following the date of termination, but in no event past the original term of such awards.

        Termination at or following Expiry of CEO Employment Period.    If Mr. Poore remains employed through the CEO Employment Period and his employment then ends for any reason, he is entitled to the Standard Entitlements and, unless such termination is for cause, Unpaid Bonus and the Additional Payment for the 2020 calendar year. Any outstanding and vested, but unexercised CEO Multi-Year Awards as of the date of such termination will remain exercisable until the first anniversary of the date of termination, but in no event past the original term of such awards.

        As a condition to Mr. Poore's receipt of any severance payments or benefits (aside from the Standard Entitlements) following his termination without cause or for good reason, as well as to any acceleration of vesting or extension of exercise periods for the CEO Multi-Year Awards described above in connection with a termination without cause or for good reason, Mr. Poore must execute a severance agreement and general release in accordance with the procedures set forth in the 2016 CEO Employment Agreement. Mr. Poore's receipt and retention of severance benefits (aside from the Standard Entitlements) upon any termination of employment is also conditioned on his compliance with the post-termination non-compete, non-disclosure and non-interference restrictions in his employment agreement, which generally continue for two years following a termination of his employment.

        Change in Control.    If a change in control occurs at any time during the CEO Employment Period (aside from a change in control in which Mr. Poore's employment is terminated without cause or for good reason within 90 days preceding or concurrently with such change in control) and, following such transaction, (i) the CEO Multi-Year Awards do not (x) continue to be outstanding and governed by the legacy SAR plan and (y) remain contractually enforceable against us or our successor and (ii) the compensation committee has not taken equitable action to replace the CEO Multi-Year Awards with equivalent new awards or have the successor entity assume the CEO Multi-Year Awards (the "Award Conditions"), all of the outstanding unvested CEO Multi-Year Awards will accelerate and vest immediately prior to the closing of the change in control transaction. In addition, even if the Award Conditions are met so that vesting of the outstanding CEO Multi-Year Awards would not otherwise be accelerated, if a change in control occurs within the first year following the Spin-Off (aside from a change in control in which Mr. Poore's employment is terminated without cause or for good reason within 90 days preceding or concurrently with such change in control), 37.5% of the CEO Multi-Year Awards, less any portion of the CEO Multi-Year Awards that has previously vested or that otherwise would vest in connection with such change in control, will accelerate and vest and will be exercisable immediately prior to the closing of the change in control transaction.

Mark Greenquist

        In connection with Mr. Greenquist joining our Company as Chief Financial Officer and Treasurer in June 2016, we provided him with an offer letter establishing the terms of his employment, including his compensation. His offer letter provides for (i) an annual base salary of $350,000, (ii) an annual bonus target of 75% of base salary, subject to 100% achievement of performance goals, and (iii) a grant of 140,000 SARs, which had an initial exercise price of $35.64 per SAR. In connection with the Spin-Off, pursuant to the antidilution provisions of the 2010 SAR plan, Mr. Greenquist's SAR award was converted into stock options to purchase 305,437 CHUBK shares at an exercise price of $16.34 per share (the "Converted CFO Award"). These stock options vest in four equal installments on each anniversary of the July 20, 2016 grant date and have a term of 10 years. The other terms of these stock options are governed by the legacy SAR plan.

        Termination for Cause.    Mr. Greenquist will forfeit any outstanding portion of his Converted CFO Award if his employment is terminated for cause (as defined in the legacy SAR plan), as determined by the compensation committee in its sole discretion. In addition, conduct that constitutes grounds for forfeiture (as defined in the legacy SAR plan), but does not lead to a termination of employment, may also result in forfeiture of any outstanding portion of his Converted CFO Award under the legacy SAR plan.

        Termination Due to Death, Disability, Retirement or for Any Reason other than for Cause.    If Mr. Greenquist's employment is terminated for reasons other than for cause, he may exercise the vested portion of the Converted CFO Award until the close of business on the three-month anniversary of the date of his termination of employment. In such event, he would forfeit the unvested portion of his Converted CFO Award. In addition, the compensation committee may, in its sole discretion, accelerate the vesting of any stock options that are unvested at the time of a termination due to death, disability (as defined in the legacy SAR plan), retirement (as defined in the legacy SAR plan) or for reasons other than cause.

        Mr. Greenquist is not entitled to any other payments or benefits upon a termination of his employment.

Richard Jones

        On January 4, 2011, we entered into an employment agreement with Richard Jones that set the terms of his employment as our Chief Tactician. The January 2011 employment agreement provided for, among other things, (i) an annual bonus of up to 30% of base salary, subject to achievement of milestones established by the Company's board of directors, and (ii) an award of 400,000 SARs under the 2010 SAR plan (the "2011 SAR award") that would vest upon achievement of revenue goals and operational milestones determined by CTI's board of directors. On October 7, 2013, Mr. Jones's 2011 employment agreement was amended to, among other things, (a) increase his annual base salary to $240,000, subject to annual review by the Company's board of directors, (b) provide for an award of 100,000 SARs under the 2010 SAR plan and (c) modify the milestones with respect to the vesting of Mr. Jones's 2011 SAR award.

  Converted CTO Awards

        In connection with the Spin-Off, Mr. Jones's 2011 SAR award was converted into stock options to purchase 174,535 CHUBK shares at an exercise price of $2.66 per share (the "Converted 2011 CTO Award") pursuant to the antidilution provisions of the 2010 SAR plan. These stock options vested in January 2017 following the achievement of the revenue milestone specified in the award agreement as of December 31, 2016, and they expire on January 14, 2021. The other terms of these stock options are governed by the legacy SAR plan.

        In accordance with the 2013 amendment to his employment agreement, Mr. Jones received an award of 100,000 SARs vesting in four equal installments on each of May 10, 2014, 2015, 2016 and 2017. At the time of the Spin-Off, there was one installment of this award that was unexercised, which was converted in connection with the Spin-Off into stock options to purchase 54,542 CHUBK shares at an exercise price of $6.25 per share (the "Converted 2013 CTO Award") pursuant to the antidilution provisions of the 2010 SAR plan. This award vests on May 10, 2017 and expires on May 10, 2023. The other terms of these stock options are governed by the legacy SAR plan.

  2016 CTO Employment Agreement

        In July 2016, we entered into an amended and restated employment agreement with Mr. Jones (the "2016 CTO Employment Agreement") that replaced his prior amended employment agreement. The 2016 CTO Employment Agreement provides for (i) a four-and-a-half-year employment term from July 20, 2016 to January 20, 2021, (ii) an annual base salary of $300,000, (iii) an annual bonus of up to 50% of base salary commencing with the 2016 annual bonus and (iv) a grant of 300,429 SARs, which had an initial exercise price of $35.64 per SAR. In connection with the Spin-Off, pursuant to the antidilution provisions of the 2010 SAR plan, Mr. Jones's 2016 SAR award was converted into stock options to purchase 655,444 CHUBK shares at an exercise price of $16.34 per share (the "CTO Multi-Year Awards"). The CTO Multi-Year Awards have a term of 10 years and vest in 22.22% installments on each of the first three anniversaries of the July 20, 2016 grant date and in a final 33.34% installment on January 20, 2021, subject to Mr. Jones being employed by us on the applicable vesting date. The other terms of these stock options are governed by the legacy SAR plan.

        In addition, as described below, the 2016 CTO Employment Agreement and the award agreements relating to Mr. Jones's equity awards provide for certain compensation and benefits following a termination of employment or change in control.

        Termination for Cause.    If Mr. Jones is terminated for cause (as defined in the 2016 CTO Employment Agreement), he will be entitled to accrued unpaid salary through the date of termination, Unpaid Bonus, accrued unused paid time off, amounts accrued under our employee benefit plans and programs as of the date of termination that are required under the terms of such plans to be paid to Mr. Jones notwithstanding his termination, and any other amounts due under applicable law (collectively, the "CTO Entitlements"). Mr. Jones will forfeit any outstanding portions of the Converted 2011 CTO Award, the Converted 2013 CTO Award and the CTO Multi-Year Awards, regardless of whether they are vested or unvested, if his employment is terminated for cause (as defined in Mr. Jones's 2011 employment agreement, the legacy SAR plan and the 2016 CTO Employment Agreement, respectively). In addition, the compensation committee may also determine that conduct that constitutes grounds for forfeiture, but does not lead to a termination of employment, will result in the forfeiture of any outstanding portion of the Converted 2011 CTO Award, the Converted 2013 CTO

Award and the CTO Multi-Year Awards. For purposes of the Converted 2011 CTO Award, grounds for forfeiture has the same meaning as "cause" in the 2016 CTO Employment Agreement, and for purposes of the Converted 2013 CTO Award and the CTO Multi-Year Awards, "grounds for forfeiture" is defined in the legacy SAR plan.

        Termination without Cause or Constructive Termination without Cause.    If Mr. Jones is terminated without cause or experiences a constructive termination without cause (as defined in the 2016 CTO Employment Agreement), he is entitled to the CTO Entitlements and a lump sum severance payment equal to the net present value, discounted using the applicable federal rate for short-term obligations for the month in which the termination occurs, of one year's salary as in effect at the time of his termination. In addition, if Mr. Jones experiences a termination without cause or a constructive termination without cause (each as defined in the 2016 CTO Employment Agreement), he may exercise any vested portion of the CTO Multi-Year Awards until the close of business on the 12-month anniversary of the date of his termination of employment, and the unvested portion of his CTO Multi-Year Awards would be forfeited. As a condition to Mr. Jones's receipt of the foregoing lump sum severance payment following his termination without cause or his constructive termination without cause, Mr. Jones must execute a general release in accordance with the procedures set forth in the 2016 CTO Employment Agreement.

        Termination due to Death or Disability.    If Mr. Jones is terminated due to death or disability (as defined in the 2016 CTO Employment Agreement), he will be entitled to the CTO Entitlements. In addition, the compensation committee may, in its sole discretion, accelerate the vesting of any portion of the Converted 2011 CTO Award, the Converted 2013 CTO Award and the CTO Multi-Year Awards that is unvested at the time of a termination due to death or disability (as defined in the legacy SAR plan).

        Effect on Awards of Termination for any Reason other than for Cause.    If Mr. Jones's employment is terminated for any reason other than for cause, including death, disability or retirement (except as discussed below with respect to a termination other than for cause within six months following a change in control), he may exercise any vested portion of (i) the Converted 2011 CTO Award until the earlier of the close of business on the six-month anniversary of the date of his termination of employment and the original term of such award and (ii) the Converted 2013 CTO Award and the CTO Multi-Year Awards until the earlier of the close of business on the three-month anniversary of the date of his termination of employment and the original term of such award. In such event, he would forfeit the unvested portion of such awards. In addition, the compensation committee may, in its sole discretion, accelerate the vesting of any portions of such awards that are unvested at the time of a termination due to retirement (as defined in the legacy SAR plan) or for reasons other than cause. For purposes of the Converted 2011 CTO Award and the Converted 2013 CTO Award, cause is defined in Mr. Jones's 2011 employment agreement and the legacy SAR plan, respectively.

        Termination other than for Cause Six Months after a Change of Control.    If we terminate Mr. Jones's employment other than for cause within six months of a change of control (as defined in the agreement governing the CTO Multi-Year Awards) resulting from a sale of all or substantially all of our business to a non-exempt holder, and Mr. Jones timely delivers a general release in accordance with the terms of the CTO Multi-Year Awards, any portion of the CTO Multi-Year Awards that is unvested as of the date of Mr. Jones's termination of employment will be fully vested and exercisable.

        Mr. Jones's receipt and retention of severance benefits (aside from the CTO Entitlements) upon any termination of employment is also conditioned on his compliance with the post-termination non-compete, non-disclosure and non-interference restrictions in the 2016 CTO Employment Agreement, which generally continue for one year following a termination of his employment.

2016 Bonus Program

        For 2016, we adopted a performance-based cash bonus program for our employees, including each of our named executive officers. The program was adopted and approved by the compensation committee of CTI (our predecessor) in March 2016.

        Pursuant to the program, each participant was assigned a target annual bonus amount equal to a percentage of the employee's annual base salary, which percentage was based on the employee's position and responsibilities. Actual bonus payouts could range from 0% to 150% of target, based on individual performance and the Company's performance relative to pre-established revenue growth and Adjusted EBITDA goals, weighted 60% and 40%, respectively, for the year ended December 31, 2016. More specifically with respect to Company performance, (i) threshold revenue growth and Adjusted EBITDA would result in the bonus pool funding at the 25% level, (ii) target revenue growth and Adjusted EBITDA would result in the bonus pool funding at the 100% level and (iii) maximum revenue growth and Adjusted EBITDA would result in the bonus pool funding at the 150% level, with actual funding being linearly interpolated if our actual revenue growth and Adjusted EBITDA for 2016 were to fall between the threshold, target and maximum levels. If these goals were not achieved at the threshold level, no bonus payments would have been made to the participants.

        Adjusted EBITDA for purposes of the 2016 bonus program was calculated based on our Adjusted EBITDA reported in our 2016 Annual Report, further adjusted for employer taxes pertaining to pre-Spin-Off equity award exercises, certain unbudgeted public company expenses incurred in connection with the Spin-Off and certain changes in our accounting policies. After determining the funding of the 2016 bonus program based on the Company's achievement of the revenue growth and Adjusted EBITDA goals, the named executive officers' bonus payments could then be adjusted up or down at the discretion of our compensation committee and, for named executive officers other than our Chief Executive Officer, upon the recommendation of our Chief Executive Officer.

        In February 2017, after considering the Company's actual 2016 revenue growth and Adjusted EBITDA, the compensation committee approved the funding of the 2016 bonus program. In March 2017, the compensation committee approved bonus payments to our named executive officers as follows: (i) the compensation committee approved Mr. Poore's bonus payment at 75.0% of his target bonus amount in light of his strong individual performance; (ii) the compensation committee approved Mr. Greenquist's bonus payment at 60.2% of his target bonus amount, subject to pro-ration based on his service in 2016 since joining the Company in June 2016; and (iii) upon the recommendation of Mr. Poore, the compensation committee approved Mr. Jones's bonus payment at 90.3% of his target bonus amount in light of his strong individual performance. These payments under the 2016 bonus program are included in the "Summary Compensation Table" above.

Equity Award Grant Policy

        In December 2016, the compensation committee approved an equity award grant policy setting fixed grant dates, subject to compliance with our insider trading policy, to ensure the integrity of our award granting process. Generally, annual equity award grants to our executive officers and other employees who participate in our equity incentive programs from time to time will be made on March 15 of each year, and any change or exception to this annual grant date must be approved by our board of directors or the compensation committee. Outside of these annual awards, other equity award grants to our non-executive employees and independent contractors, including in connection with new hirings and promotions or other special recognition situations, will generally be made (pursuant to a delegation of authority approved by the compensation committee) by our award committee or the chair of the compensation committee on March 15, June 15, September 15 and December 15 of each year. Any grants made pursuant to this delegation of authority will be reported to the compensation committee at its next regular meeting.

        Annual equity awards to our nonemployee directors will be made each year by our board of directors on or as of the date of our annual meeting of stockholders, and any exceptions to this annual grant date must be approved by our board of directors. In addition, grants to new nonemployee directors appointed by our board to fill a vacancy will generally be made on the date of the new director's appointment to our board. The equity award grant policy also permits transaction-related equity award grants to be made as of the closing date of the applicable transaction or, if later, the date on which the recipient begins employment or other service with our Company, and also permits for certain other equity award grants to be made during non-blackout periods under our insider trading policy.

Equity Incentive Plans in which our Named Executive Officers Participate

Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan

        The incentive plan is designed to provide additional remuneration to officers and employees of our Company, our nonemployee directors and independent contractors, and to encourage their investment in our capital stock, thereby increasing their proprietary interest in our business. Non-qualified stock options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing may be granted under the incentive plan. As of January 1, 2017, the maximum number of shares of our common stock with respect to which awards may be granted is 15,346,064, which reflects the original 13,200,000 shares of common stock, plus the increased shares in 2017 (as described above), subject to antidilution and other adjustment provisions of the incentive plan. The number of shares available for issuance will be increased on the first day of every calendar year beginning in 2017 in an amount equal to (i) 5% of the outstanding shares of our common stock on the last day of the immediately preceding calendar year or (ii) such number of shares of our common stock determined by the board of directors. With limited exceptions, under the incentive plan, no employee or independent contractor may be granted in any calendar year awards of stock options or SARs covering more than 3,000,000 shares of our common stock, subject to antidilution and other adjustment provisions of the incentive plan, or may receive payments for cash awards in excess of $4.0 million. No nonemployee director may be granted, during any calendar year, awards having a value (as determined on the grant date of such award) in excess of $1.0 million, increased to $2.0 million in connection with such nonemployee director's initial year of service on our board of directors. Shares of our common stock issuable pursuant to awards will be made available from either authorized but unissued shares or shares of our common stock that we have issued but reacquired, including shares purchased in the open market. Awards granted to our executive officers and other employees and independent contractors under the incentive plan are administered by the compensation committee of our board of directors, and awards granted to nonemployee directors are administered by our full board of directors. Our compensation committee has delegated authority to grant awards to the chair of the compensation committee and to the award committee, in each case solely with respect to awards to our non-executive employees and within certain parameters established by our compensation committee.

        Subject to the approval of our stockholders, our compensation committee has approved the second amendment and restatement of the incentive plan to (i) set a $4.0 million per year limit on payments to any person pursuant to cash awards under the incentive plan and (ii) extend the term of the incentive plan from July 22, 2021 to July 22, 2022.

Legacy SAR Plan

        All of the new option awards with respect to shares of CHUBK that were issued to holders of stock appreciation rights relating to common stock of our predecessor, CTI, as a result of the Spin-Off were issued pursuant to the legacy SAR plan, rather than the CommerceHub, Inc. Transitional Stock Adjustment Plan (the "transitional plan"). The legacy SAR plan governs the terms and conditions of these new option awards but will not be used to make any grants following the Spin-Off.

Outstanding Equity Awards at Fiscal Year-End

        The following table contains information regarding unexercised options and unvested shares of our common stock which were outstanding as of December 31, 2016 and held by the named executive officers.

	Option awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable		Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date
Francis Poore
Option Awards
2011 Award	—	—		763,593	(1)	2.65	1/10/2021
2016 Award	—	2,306,155	(2)	—		16.34	6/28/2026
Mark Greenquist
Option Award
2016 Award	—	305,437	(3)	—		16.34	7/20/2026
Richard Jones
Option Awards
2011 Award	—	—		174,535	(1)	2.66	1/14/2021
2013 Award	—	54,542	(4)	—		6.25	5/10/2023
2016 Award	—	655,444	(5)	—		16.34	7/20/2026

(1)
Vesting of Mr. Poore's and Mr. Jones's 2011 option awards was subject to our achievement of a trailing 12-month revenue goal and certification of that achievement by our Chief Financial Officer. These stock options, which were unvested as of December 31, 2016, became fully vested in the first quarter of 2017.

(2)
25% of these options will vest on the First Vesting Date, with 1/36 of the remaining unvested options vesting on each monthly anniversary of the First Vesting Date, in each case subject to Mr. Poore being employed on the applicable vesting date.

(3)
Vests in four equal installments on each anniversary of the July 20, 2016 grant date.

(4)
Vests 100% on May 10, 2017.

(5)
Vests in 22.22% installments on each of the first three anniversaries of the July 20, 2016 grant date and in a final 33.34% installment on January 20, 2021.

 DIRECTOR COMPENSATION

Nonemployee Directors

        Director Fees.    We pay each of our directors who is not a CommerceHub employee an annual cash retainer of $30,000 (which we refer to as the "Director Fee") in addition to an annual $150,000 equity award in the form of RSUs relating to CHUBK shares. See "—Director Grants" below for information on the incentive awards granted to our nonemployee directors in 2016. We also pay an additional annual cash retainer of $10,000 to each member of our audit committee and our compensation committee, plus an incremental $10,000 annually to the chair of our audit committee, the chair of our compensation committee and the chair of our board. The Director Fees and additional cash retainers are payable quarterly in arrears.

        Equity Incentive Plans.    Awards granted to our nonemployee directors under the incentive plan are administered by our full board of directors. Our board has full power and authority to make grants to our nonemployee directors and to determine the terms and conditions under which any awards are made. Our board may grant non-qualified stock options, SARs, restricted shares, RSUs, cash awards, performance awards or any combination of the foregoing to our nonemployee directors under the incentive plan.

        In connection with the Spin-Off, our board of directors adopted the transitional plan, which governs the terms and conditions of awards issued in the Spin-Off in connection with adjustments made to awards previously granted by Liberty Interactive with respect to its Liberty Ventures common stock. As a result of these adjustments, new equity incentive awards with respect to our common stock ("new CommerceHub awards") were issued in connection with adjustments made to outstanding equity incentive awards with respect to shares of Liberty Interactive's Liberty Ventures common stock, which had been granted to various directors, officers, employees and consultants of Liberty Interactive, including three of our nonemployee directors—Messrs. Baer, Hollingsworth and Wendling.

        Director Grants.    On November 9, 2016, pursuant to our director compensation policy described above and the incentive plan, we granted 10,467 RSUs relating to CHUBK shares to each of Messrs. Baer, Cattini, Goldhill, Hollingsworth, Huseby, Ubiñas and Wendling and to Ms. Morgan. The per-unit grant date fair value of these awards was $14.33, which was the closing price of our CHUBK shares on the grant date, and these awards will vest upon the earlier of (i) date of the Annual Meeting or (ii) the one-year anniversary of the grant date.

        Nonemployee Director Deferred Compensation Plan.    Beginning in 2017, our nonemployee directors may defer all or a portion (in 25% increments) of their cash compensation into immediately vested deferred stock units. Nonemployee directors may also defer 100% of their annual RSU grants into immediately vested deferred stock units upon vesting, beginning with RSUs that were granted in 2016 and attributable to service from and after November 16, 2016. Under this arrangement, payments into plan participants' deferral accounts will be made in a single lump sum payment of CHUBK shares to be issued under the incentive plan in January of the year that is either five years or ten years after the original payment date in the case of deferred cash fees or the original vesting date in the case of deferred CHUBK shares relating to RSUs, with early payment to be made upon a change in control or the director's termination from service.

        Stock Ownership Guidelines.    In October 2016, our board of directors adopted stock ownership guidelines that require each nonemployee director to own shares of our Company's common stock equal to at least five times the value of the Director Fee. While there is no time limit by which our directors must meet this required ownership, each nonemployee director is required to retain at least 75% of his or her after-tax vested shares attributable to annual equity award grants from the Company until the required ownership has been met and would be retained after giving effect to any sale of such shares.

Director Compensation Table

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Richard N. Baer	25,000	150,000	—	—	175,000
Mark Cattini	20,000	150,000	—	—	170,000
David Goldhill	20,000	150,000	—	—	170,000
Chad Hollingsworth	15,000	150,000	—	—	165,000
Michael Huseby	30,000	150,000	—	—	180,000
Betsy L. Morgan	25,000	150,000	—	—	175,000
Luis Ubiñas	20,000	150,000	—	—	170,000
Brian Wendling	15,000	150,000	—	—	165,000

(1)
Mr. Poore, who became a director of our Company in July 2016 in connection with the Spin-Off, is currently a named executive officer. Mr. Baer, the chairman of our board, served on our board of directors during 2016 prior to the Spin-Off but did not receive any compensation for such service.

(2)
As of December 31, 2016, our directors (other than Mr. Poore, whose stock incentive awards are listed in "Outstanding Equity Awards at Fiscal Year-End" above) held the following stock incentive awards:

	Richard N. Baer		Mark Cattini	David Goldhill	Chad Hollingsworth		Michael Huseby	Betsy L. Morgan	Luis Ubiñas	Brian Wendling
Options
CHUBA	5,992	(a)	—	—	692	(a)	—	—	—	3,070	(a)
CHUBK	11,991	(a)	—	—	1,384	(a)	—	—	—	6,133	(a)
Restricted Stock or RSUs
CHUBA	—		—	—	526	(b)	—	—	—	293	(b)
CHUBK	10,467		10,467	10,467	11,522	(b)	10,467	10,467	10,467	11,054	(b)

(a)
Mr. Baer's, Mr. Hollingsworth's and Mr. Wendling's stock options were granted under the transitional plan as a result of the adjustment of their stock option awards to purchase Liberty Ventures common stock that were previously granted to them by Liberty Interactive as part of their compensation as employees of Liberty Interactive.

(b)
Includes restricted shares relating to CHUBA and CHUBK held by Messrs. Hollingsworth and Wendling that were granted under the transitional plan as a result of adjustments to their restricted share awards relating to Liberty Ventures common stock that were previously granted to them by Liberty Interactive as part of their compensation as employees of Liberty Interactive.
(3)
The aggregate grant date fair value of the RSU awards has been computed in accordance with Financial Accounting Standards Board's Accounting Standards Codification Topic 718, but (pursuant to SEC regulations) without reduction for estimated forfeitures. For a description of the assumptions applied in these calculations, see Note 3 and Note 12 to our consolidated financial statements for the year ended December 31, 2016 (which are included in the 2016 Annual Report).

EQUITY COMPENSATION PLAN INFORMATION

        The following table sets forth information as of December 31, 2016 with respect to shares of our common stock authorized for issuance under our equity compensation plans in which our executive officers participate.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)(1)	(b)(2)	(c)(1)
Equity compensation plans approved by security holders(3): None
Equity compensation plans not approved by security holders(3):
Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan			12,498,497	(4)
CHUBA	—	—
CHUBB	—	—
CHUBK	701,503	$14.59
CommerceHub, Inc. Transitional Stock Adjustment Plan			—	(5)
CHUBA	329,587	$7.46
CHUBB	172,882	$11.89
CHUBK	1,007,079	$8.93
CommerceHub, Inc. Legacy Stock Appreciation Rights Plan			—	(6)
CHUBA	—	—
CHUBB	—	—
CHUBK	5,580,109	$12.96
CommerceHub, Inc. Employee Stock Purchase Plan			900,000	(7)
CHUBA	—	N/A
CHUBB	—	N/A
CHUBK	—	N/A

Total			13,398,497

CHUBA	329,587

CHUBB	172,882

CHUBK	7,288,691

(1)
Each plan permits grants relating to shares of any series of our common stock, subject to a single aggregate limit.

(2)
The weighted average exercise prices in this table do not take into account the RSUs issued under the transitional plan and the incentive plan, which are included in column (a).

(3)
In connection with the Spin-Off, each of the plans in this table were approved by our board of directors and Liberty Interactive, our sole stockholder prior to the Spin-Off. As described above under "Proposal 3—Incentive Plan Proposal," we are seeking approval from our public stockholders of the Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan at the Annual Meeting.

(4)
On January 1, 2017, this amount increased to 14,644,561, and this amount is subject to further increase, as described under "Executive Compensation—Executive Compensation Arrangements—Equity Incentive Plans—Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan."

(5)
The transitional plan governs the terms and conditions of awards relating to our common stock that were granted in connection with adjustments made to awards that were granted by Liberty Interactive with respect to its Liberty Ventures common stock. As a result, no further grants are permitted under this plan.

(6)
The legacy SAR plan governs the terms and conditions of options to purchase shares of our common stock that were granted in connection with adjustments made to awards of SARs granted by our predecessor, CTI, prior to the Spin-Off. As a result, no further grants are permitted under this plan.

(7)
The CommerceHub, Inc. Employee Stock Purchase Plan is a stock purchase plan that meets the requirements of Section 423 of the Code.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our Code of Business Conduct and Ethics and Corporate Governance Guidelines, if a director or executive officer has an actual or potential conflict of interest (which includes being a party to a proposed "related party transaction" (defined as any transaction which the Company would be required to disclose pursuant to Item 404 of Regulation S-K)), the director or executive officer should promptly inform the person designated by our board of directors to address such actual or potential conflicts. No related party transaction may be effected by our Company without the approval of our audit committee or another independent body of our board of directors designated to address such actual or potential conflicts.

        Prior to the Spin-Off, Liberty Interactive, QVC, Inc. ("QVC"), which is a wholly owned subsidiary of Liberty Interactive, and certain other affiliates of Liberty Interactive were related persons of CommerceHub for purposes of Item 404 of Regulation S-K. As a result, since this proxy statement includes pre-Spin-Off periods, we have disclosed herein activities with these related persons. For future reporting on periods that do not include pre-Spin-Off periods, based on current facts and circumstances, we do not expect Liberty, QVC or certain other affiliates of Liberty Interactive to be related persons of CommerceHub, but we will continue to monitor and evaluate these relationships and other potential relationships with related persons.

Transactions with Liberty Interactive

        The following descriptions are qualified in their entirety by reference to the full text of the reorganization agreement and the tax sharing agreement, which are filed as Exhibits 2.1 and 10.1, respectively, to our Current Report on Form 8-K filed with the SEC on July 26, 2016.

Reorganization Agreement

        On July 15, 2016, we entered into a reorganization agreement with Liberty Interactive to provide for, among other things, the principal corporate transactions (including the internal restructuring) required to effect the Spin-Off, certain conditions to the Spin-Off and provisions governing the relationship between us and Liberty Interactive with respect to and resulting from the Spin-Off. The reorganization agreement also provides for mutual indemnification obligations, which are designed to us financially responsible for substantially all of the liabilities that may exist relating to our Company's businesses at the time of the Spin-Off together with certain other specified liabilities, as well as for all liabilities incurred by us after the Spin-Off, and to make Liberty Interactive financially responsible for all of our potential liabilities that are not related to our businesses, including, for example, any liabilities arising as a result of our Company having been a subsidiary of Liberty Interactive prior to the Spin-Off, together with certain other specified liabilities. These indemnification obligations exclude any matters relating to taxes. For a description of the allocation of tax-related obligations, see "—Tax Sharing Agreement" below.

        In addition, the reorganization agreement provides for each of us and Liberty Interactive to preserve the confidentiality of all confidential or proprietary information of the other party for five years following the Spin-Off, subject to customary exceptions, including disclosures required by law, court order or government regulation.

Tax Sharing Agreement

        On July 22, 2016, we and Liberty Interactive entered into a tax sharing agreement that generally allocates certain taxes, tax items and tax-related losses between us and Liberty Interactive. For purposes of this summary: (i) references to the "CommerceHub group" mean, with respect to any tax year (or portion thereof) ending at or before the effective time of the Spin-Off, our Company and each of our subsidiaries at the effective time of the Spin-Off, and with respect to any tax year (or portion thereof)

beginning after the effective time of the Spin-Off, our Company and our subsidiaries during such tax year (or portion thereof); and (ii) references to the "Liberty Interactive group" mean, with respect to any tax year (or portion thereof), Liberty Interactive and its subsidiaries, other than any person that is a member of the CommerceHub group during such tax year (or portion thereof).

        Generally, under the tax sharing agreement, (i) Liberty Interactive will be allocated all taxes attributable to the members of the Liberty Interactive group, and all taxes attributable to the members of the CommerceHub group for a pre-Spin-Off period, that are reported on any consolidated, combined or unitary tax return that includes one or more members of the Liberty Interactive group and one or more members of the CommerceHub group, and (ii) each of Liberty Interactive and CommerceHub will be allocated all taxes attributable to the members of its respective group that are reported on any tax return (including any consolidated, combined or unitary tax return) that includes only the members of its respective group. Notwithstanding the foregoing, Liberty Interactive will be allocated any taxes and tax-related losses resulting from the Spin-Off and related restructuring transactions, except that we will be allocated any such taxes or tax-related losses that (i) result primarily from, individually or in the aggregate, our breach of any of our restrictive covenants relating to the Spin-Off and related restructuring transactions or (ii) result from Section 355(e) of the Code applying to the Spin-Off as a result of the Spin-Off being part of a plan (or series of related transactions) pursuant to which one or more persons acquire a 50% or greater interest (by vote or value) in our common stock.

        The parties must indemnify each other for taxes and losses allocated to them under the tax sharing agreement and for taxes and losses arising from a breach by them of their respective covenants and obligations under the tax sharing agreement. The tax sharing agreement also provides for the agreements between the parties related to the filing of tax returns, control of tax audits, cooperation on tax matters, retention of tax records and other tax matters.

Transactions with QVC

        We are currently party to commercial agreements and arrangements with QVC, which were entered into on an arm's-length basis, pursuant to which we provide various solutions and services to QVC in the ordinary course of business. The terms of these arrangements are generally comparable to those with other similar customers of ours, subject to limited exceptions.

        Our revenue model is primarily based on retailer and supplier program relationships whereby many revenue-generating supplier transactions conducted through our platform may be attributable to a single retailer ("total program revenue"). For the year ended December 31, 2016, our total program revenue with QVC (including QVC and suppliers transacting with QVC on our platform) was approximately $7.4 million. We had accounts receivable owing from QVC of approximately $784,000 at December 31, 2016.

 STOCKHOLDER PROPOSALS

        This proxy statement relates to our Annual Meeting, which will take place on June 16, 2017. Based solely on the date of the Annual Meeting and the date of this proxy statement, a stockholder proposal must be submitted in writing to our Secretary and received at our executive offices at 201 Fuller Road, 6th Floor, Albany, New York 12203, by the close of business on December 29, 2017 in order to be eligible for inclusion in our proxy materials for our 2018 annual meeting of stockholders (the "2018 Annual Meeting"). If you intend to present your stockholder proposal or nominee for election to our board of directors at the 2018 Annual Meeting, but do not wish to have your stockholder proposal or your nominee included in our proxy materials, your stockholder proposal, or your nomination of a person or persons for election to our board of directors, must be received at our executive offices at the foregoing address not earlier than March 16, 2018 and not later than April 17, 2018 to be considered for presentation at the 2018 Annual Meeting. We currently anticipate that the 2018 Annual Meeting will be held during the second quarter of 2018. If the 2018 Annual Meeting takes place more than 30 days before or 30 days after June 16, 2018 (the one-year anniversary of the Annual Meeting), a stockholder proposal, or any nomination by stockholders of a person or persons for election to our board of directors, will instead be required to be received at our executive offices at the foregoing address not later than the close of business on the tenth day following the first day on which notice of the date of the 2018 Annual Meeting is communicated to stockholders or public disclosure of the date of the 2018 Annual Meeting is made, whichever occurs first, in order to be considered for presentation at the 2018 Annual Meeting.

        All stockholder proposals for inclusion in our proxy materials will be subject to the requirements of the proxy rules adopted under the Exchange Act, our charter and bylaws and Delaware law.

ADDITIONAL INFORMATION

        Our website is located at www.commercehub.com, and our Investor Relations website is located at ir.commercehub.com. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments thereto filed or furnished with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act are available through our Investor Relations website, free of charge, after we file them with the SEC. We also provide a link to the section of the SEC's website at www.sec.gov that has all of the reports and other information that we file or furnish with the SEC. You may read and copy any materials we file or furnish with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can get information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        In addition to the reports and other information we file and furnish with the SEC, investors and others should note that we intend to use our Investor Relations website, located at ir.commercehub.com, as a means of disclosing material non-public information, including material financial and operating information, to the investment community and for complying with our disclosure obligations under Regulation FD of the Exchange Act. We webcast via our Investor Relations website our earnings calls and certain other events we participate in or host with members of the investment community. Our Investor Relations website also provides notifications of news and/or announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases and other information we may post on our Investor Relations website from time to time. In addition, we use social media and our blog (located at www.commercehub.com/blog) to communicate with the public about our Company, and it is possible that information we post on social media or our blog could be deemed to be material. Accordingly, in addition to following our SEC filings, press releases and public conference calls and webcasts, investors should monitor and review closely the information we post on our Investor Relations website and the social media channels listed on our Investor Relations website and our blog.

        The contents of the websites referred to above are not incorporated into this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.

        If you would like to receive a copy of our 2016 Annual Report, or any of the exhibits listed therein, please call or submit a request in writing to CommerceHub, Inc., 201 Fuller Road, 6th Floor, Albany, New York 12203, Attention: Investor Relations, Tel. No. (206) 971-7712, and we will provide you with a copy of our 2016 Annual Report without charge or copies of any of the exhibits listed therein upon the payment of a nominal fee (which fee will be limited to the expenses we incur in providing you with the requested exhibits).

ANNEX A

SECOND AMENDED AND RESTATED COMMERCEHUB, INC.
2016 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSE OF PLAN; EFFECTIVE DATE

        1.1    Purpose.    The purpose of the Plan is to promote the success of the Company by providing a method whereby (i) eligible officers and employees of the Company and its Subsidiaries, (ii) directors and independent contractors, and (iii) employees of Liberty Media Corporation or Liberty Interactive Corporation, in each case, providing services to the Company and its Subsidiaries, may be awarded additional remuneration for services rendered and may be encouraged to invest in capital stock of the Company, thereby increasing their proprietary interest in the Company's businesses, encouraging them to remain in the employ or service of the Company or its Subsidiaries, and increasing their personal interest in the continued success and progress of the Company and its Subsidiaries. The Plan is also intended to aid in (i) attracting Persons of exceptional ability to become officers and employees of the Company and its Subsidiaries and (ii) inducing directors, independent contractors, or employees of Liberty Media Corporation or Liberty Interactive Corporation to agree to provide services to the Company and its Subsidiaries. The purpose of the first amendment and restatement of the Plan as of the First Amendment Date (as defined below) was to permit the delegation of the powers and authority of the Committee hereunder, subject to applicable law, to one or more committees and/or officers of the Company that have been approved for such delegation by the Board. The purpose of the second amendment and restatement of the Plan as of the Second Amendment Date (as defined below) is to (i) set a limit on payments to any Person for Cash Awards during any calendar year and (ii) extend the period during which Awards may be made under the Plan from the fifth anniversary of the Effective Date (as defined below) to the sixth anniversary of the Effective Date.

        1.2    Effective Date.    The Plan was effective as of July 22, 2016 (the "Effective Date"), was amended and restated effective as of October 13, 2016 (the "First Amendment Date") and shall be amended and restated again effective as of June 16, 2017 (the "Second Amendment Date"), subject to the approval of the Company's stockholders at its 2017 Annual Meeting of Stockholders.

ARTICLE II

DEFINITIONS

        2.1    Certain Defined Terms.    Capitalized terms not defined elsewhere in the Plan shall have the following meanings (whether used in the singular or plural):

        "Account" has the meaning ascribed thereto in Section 8.2.

        "Affiliate" of the Company means any corporation, partnership or other business association that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

        "Agreement" means a stock option agreement, stock appreciation rights agreement, restricted shares agreement, restricted stock units agreement, cash award agreement or an agreement evidencing more than one type of Award, specified in Section 10.6, as any such Agreement may be supplemented or amended from time to time.

        "Approved Transaction" means any transaction in which the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) shall approve (i) any consolidation or merger of the Company, or binding share exchange, pursuant to which shares of Common Stock of the Company would be changed or converted into or exchanged for cash, securities, or other property, other than any such transaction in which the common stockholders of the Company immediately prior to such transaction have the same proportionate ownership of the Common Stock of, and voting power with respect to, the surviving corporation immediately after such transaction, (ii) any merger, consolidation or binding share exchange to which the Company is a party as a result of which the Persons who are common stockholders of the Company immediately prior thereto have less than a majority of the combined voting power of the outstanding capital stock of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors immediately following such merger, consolidation or binding share exchange, (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Company, or (iv) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company.

        "Award" means a grant of Options, SARs, Restricted Shares, Restricted Stock Units, Performance Awards, Cash Awards and/or cash amounts under the Plan.

        "Board" means the Board of Directors of the Company.

        "Board Change" means, during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board cease for any reason to constitute a majority thereof unless the election, or the nomination for election, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

        "Cash Award" means an Award made pursuant to Section 9.1 of the Plan to a Holder that is paid solely on account of the attainment of one or more Performance Objectives that have been pre-established by the Committee.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Code section shall include any successor section.

        "Committee" means the committee of the Board appointed pursuant to Section 3.1 to administer the Plan.

        "Common Stock" means each or any (as the context may require) series of the Company's common stock.

        "Company" means CommerceHub, Inc., a Delaware corporation.

        "Control Purchase" means any transaction (or series of related transactions) in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company, any Subsidiary of the Company or any employee benefit plan sponsored by the Company or any Subsidiary of the Company or any Exempt Person (as defined below)) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) under the Exchange Act in the case of rights to acquire the Company's securities), other than in a transaction (or series of related transactions) approved by the Board. For purposes of this definition, "Exempt Person" means each of (a) the Chairman of the Board, the President and each of the directors of the Company as of the Effective Date, and (b) the respective family members, estates and heirs of each of the Persons referred to in clause (a) above and any trust or other investment vehicle for the primary benefit of any of such Persons or their respective family members or heirs. As used with respect to any Person, the term "family member" means the spouse, siblings and lineal descendants of such Person.

        "Director Award Limitation" has the meaning ascribed thereto in Section 4.1.

        "Disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

        "Dividend Equivalents" means, with respect to Restricted Stock Units, to the extent specified by the Committee only, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number and kind of shares of Common Stock. Notwithstanding any provision of the Plan to the contrary, Dividend Equivalents with respect to a Performance Award may only be paid to the extent the Performance Award is actually paid to the Holder.

        "Domestic Relations Order" means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

        "Equity Security" shall have the meaning ascribed to such term in Section 3(a)(11) of the Exchange Act, and an equity security of an issuer shall have the meaning ascribed thereto in Rule 16a-1 promulgated under the Exchange Act, or any successor Rule.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute or statutes thereto. Reference to any specific Exchange Act section shall include any successor section.

        "Fair Market Value" of a share of any series of Common Stock on any day means (i) for Option and SAR exercise transactions effected on any third-party incentive award administration system provided by the Company, the current high bid price of a share of any series of Common Stock as reported on the consolidated transaction reporting system on the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc., or (ii) for all other purposes under the Plan, the closing price of a share of such series of Common Stock on such day (or if such day is not a trading day, on the next preceding trading day) as reported on the consolidated transaction reporting system for the principal national securities exchange on which shares of such series of Common Stock are listed on such day or if such shares are not then listed on a national securities exchange, then as quoted by OTC Markets Group Inc. If for any day the Fair Market Value of a share of the applicable series of Common Stock is not determinable by any of the foregoing means, or if there is insufficient trading volume in the applicable series of Common Stock on such trading day, then the Fair Market Value for such day shall be determined in good faith by the Committee on the basis of such quotations and other considerations as the Committee deems appropriate.

        "Free Standing SAR" has the meaning ascribed thereto in Section 7.1.

        "Holder" means a Person who has received an Award under the Plan.

        "Nonemployee Director" means an individual who is a member of the Board and who is neither an officer nor an employee of the Company or any Subsidiary.

        "Option" means a stock option granted under Article VI.

        "Performance Award" means an Award made pursuant to Article IX of the Plan to a Holder that is subject to the attainment of one or more Performance Objectives.

        "Performance Objective" means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

        "Person" means an individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

        "Plan" means this CommerceHub, Inc. 2016 Omnibus Incentive Plan, as modified or amended from time to time.

        "Restricted Shares" means shares of any series of Common Stock awarded pursuant to Section 8.1.

        "Restricted Stock Unit" means a unit evidencing the right to receive in specified circumstances one share of the specified series of Common Stock or the equivalent value in cash, which right may be subject to a Restriction Period or forfeiture provisions.

        "Restriction Period" means a period of time beginning on the date of each Award of Restricted Shares or Restricted Stock Units and ending on the Vesting Date with respect to such Award.

        "Retained Distribution" has the meaning ascribed thereto in Section 8.3.

        "SARs" means stock appreciation rights, awarded pursuant to Article VII, with respect to shares of any specified series of Common Stock.

        "Section 409A" has the meaning ascribed thereto in Section 10.19.

        "Subsidiary" of a Person means any present or future subsidiary (as defined in Section 424(f) of the Code) of such Person or any business entity in which such Person owns, directly or indirectly, 50% or more of the voting, capital or profits interests. An entity shall be deemed a subsidiary of a Person for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained.

        "Subplan" has the meaning ascribed thereto in Section 10.14.

        "Tandem SARs" has the meaning ascribed thereto in Section 7.1.

        "Vesting Date," with respect to any Restricted Shares or Restricted Stock Units awarded hereunder, means the date on which such Restricted Shares or Restricted Stock Units cease to be subject to a risk of forfeiture, as designated in or determined in accordance with the Agreement with respect to such Award of Restricted Shares or Restricted Stock Units pursuant to Article VIII. If more than one Vesting Date is designated for an Award of Restricted Shares or Restricted Stock Units, reference in the Plan to a Vesting Date in respect of such Award shall be deemed to refer to each part of such Award and the Vesting Date for such part. The Vesting Date for a particular Award will be established by the Committee and, for the avoidance of doubt, may be contemporaneous with the date of grant.

ARTICLE III

ADMINISTRATION

        3.1    Committee.    The Plan shall be administered by the Compensation Committee of the Board unless a different committee is appointed by the Board. The Committee shall be comprised of not less than two Persons. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed, may fill vacancies in the Committee and may remove members of the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum and all determinations shall be made by a majority of such quorum. Any determination reduced to writing and signed by all of the members shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may delegate any or all of its power and authority under the Plan, subject to applicable law, to one or more subcommittees, other committees of the Board and/or officers of the Company that have been approved for such delegation by the Board.

        3.2    Powers.    The Committee shall have full power and authority to grant to eligible Persons Options under Article VI of the Plan, SARs under Article VII of the Plan, Restricted Shares under Article VIII of the Plan, Restricted Stock Units under Article VIII of the Plan, Cash Awards under Article IX of the Plan and/or Performance Awards under Article IX of the Plan, to determine the terms and conditions (which need not be identical) of all Awards so granted, to interpret the provisions of the Plan and any Agreements relating to Awards granted under the Plan and to supervise the administration of the Plan. The Committee in making an Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. The Committee shall have sole authority in the selection of Persons to whom Awards may be granted under the Plan and in the determination of the timing, pricing and amount of any such Award, subject only to the express provisions of the Plan. In making determinations hereunder, the Committee may take into account the nature of the services rendered by the respective employees, officers, independent contractors and directors, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee in its discretion deems relevant.

        3.3    Interpretation.    The Committee is authorized, subject to the provisions of the Plan, to establish, amend and rescind such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and to take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each action and determination made or taken pursuant to the Plan by the Committee, including any interpretation or construction of the Plan, shall be final and conclusive for all purposes and upon all Persons. No member of the Committee shall be liable for any action or determination made or taken by such member or the Committee in good faith with respect to the Plan.

        3.4    Awards to Nonemployee Directors.    The Board shall have the same powers as the Committee with respect to awards to Nonemployee Directors.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

        4.1    Number of Shares.    Subject to the provisions of this Article IV, the maximum number of shares of Common Stock with respect to which Awards may be granted during the term of the Plan shall be 13,200,000 shares. Subject to the provisions of this Article IV, the number of shares of Common Stock available for issuance under the Plan will be increased on the first day of each calendar year beginning with the 2017 calendar year, in an amount equal to the least of (i) 5% of the outstanding shares of all classes of the Company's Common Stock on the last day of the immediately preceding calendar year or (ii) such number of shares of Common Stock determined by the Board. Shares of Common Stock will be made available from the authorized but unissued shares of the Company or from shares reacquired by the Company, including shares purchased in the open market. The shares of Common Stock subject to (i) any Award granted under the Plan that shall expire, terminate or be cancelled or annulled for any reason without having been exercised (or considered to have been exercised as provided in Section 7.2), (ii) any Award of any SARs granted under the Plan the terms of which provide for settlement in cash, and (iii) any Award of Restricted Shares or Restricted Stock Units that shall be forfeited prior to becoming vested (provided that the Holder received no benefits of ownership of such Restricted Shares or Restricted Stock Units other than voting rights and the accumulation of Retained Distributions and unpaid Dividend Equivalents that are likewise forfeited) shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (a) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (b) shares of Common Stock used to pay the purchase price or withholding taxes related to an outstanding Award, or (c) shares of Common Stock repurchased on the open market with the proceeds of an Option purchase price. Except for Awards described in Section 10.1, no Person may be granted in any calendar year Awards of Options or SARs covering more than 3,000,000 shares of Common Stock (as such amount may be adjusted from time to time as provided in Section 4.2). No Person shall receive payments for Cash Awards during any calendar year aggregating in excess of $4,000,000. No Nonemployee Director may be granted during any calendar year Awards having a value determined on the date of grant in excess of $1,000,000, increased to $2,000,000 in connection with such Nonemployee Director's initial year of service (the "Director Award Limitation"). In general, each Award is only subject to a single limitation as set forth above, and Awards granted to Nonemployee Directors shall only be subject to the Director Award Limitation.

        4.2    Adjustments.

          (a)   If the Company subdivides its outstanding shares of any series of Common Stock into a greater number of shares of such series of Common Stock (by stock dividend, stock split, reclassification, or otherwise) or combines its outstanding shares of any series of Common Stock into a smaller number of shares of such series of Common Stock (by reverse stock split, reclassification, or otherwise) or if the Committee determines that any stock dividend, extraordinary cash dividend, reclassification, recapitalization, reorganization, stock redemption, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase such series of Common Stock or other similar corporate event (including mergers or consolidations other than those which constitute Approved Transactions, adjustments with respect to which shall be governed by Section 10.1(b)) affects any series of Common Stock so that an adjustment is required to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee, in such manner as the Committee, in its sole discretion, deems equitable and appropriate, shall make such adjustments to any or all of (i) the number and kind of shares of stock which thereafter may be awarded, optioned or otherwise made subject to the benefits contemplated by the Plan, (ii) the number and kind of shares of stock subject to outstanding Awards, and (iii) the purchase or exercise price and the relevant appreciation base with respect to any of the foregoing, provided, however, that the number of shares subject to any Award shall always be a whole number. The Committee may, if deemed appropriate, provide for a cash payment to any Holder of an Award in connection with any adjustment made pursuant to this Section 4.2.

          (b)   Notwithstanding any provision of the Plan to the contrary, in the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized, in its discretion, (i) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (ii) to cancel any such Awards and to deliver to the Holders cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value (as determined in sub-section (ii) of the definition of such term) of Common Stock on such date over the purchase price of the Options or the base price of the SARs, as applicable. For the avoidance of doubt, if the purchase price of the Options or base price of the SARs, as applicable, is greater than such Fair Market Value, the Options or SARs may be canceled for no consideration pursuant to this section.

          (c)   No adjustment or substitution pursuant to this Section 4.2 shall be made in a manner that results in noncompliance with the requirements of Section 409A, to the extent applicable.

 ARTICLE V

ELIGIBILITY

        5.1    General.    The Persons who shall be eligible to participate in the Plan and to receive Awards under the Plan shall be such Persons who are employees, directors or independent contractors of (or directors, independent contractors or employees of Liberty Media Corporation or Liberty Interactive Corporation providing services to), the Company or its Subsidiaries as the Committee shall select. Awards may be made to employees, directors or independent contractors who hold or have held Awards under the Plan or any similar or other awards under any other plan of the Company or any of its Affiliates.

ARTICLE VI

STOCK OPTIONS

        6.1    Grant of Options.    Subject to the limitations of the Plan, the Committee shall designate from time to time those eligible Persons to be granted Options, the time when each Option shall be granted to such eligible Persons, the series and number of shares of Common Stock subject to such Option, and, subject to Section 6.2, the purchase price of the shares of Common Stock subject to such Option.

        6.2    Option Price.    The price at which shares may be purchased upon exercise of an Option shall be fixed by the Committee and may be no less than the Fair Market Value of the shares of the applicable series of Common Stock subject to the Option as of the date the Option is granted.

        6.3    Term of Options.    Subject to the provisions of the Plan with respect to death, retirement and termination of employment or service, the term of each Option shall be for such period as the Committee shall determine as set forth in the applicable Agreement; provided that such term may not exceed ten years. However, if the term of an Option expires when trading in the Common Stock is prohibited by law or the Company's insider trading policy, then the term of such Option shall expire on the 30th day after the expiration of such prohibition.

        6.4    Exercise of Options.    An Option granted under the Plan shall become (and remain) exercisable during the term of the Option to the extent provided in the applicable Agreement and the Plan and, unless the Agreement otherwise provides, may be exercised to the extent exercisable, in whole or in part, at any time and from time to time during such term; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may be exercised in whole or in part (without reducing the term of such Option).

        6.5    Manner of Exercise.

          (a)    Form of Payment.    An Option shall be exercised by written notice to the Company upon such terms and conditions as the Agreement may provide and in accordance with such other procedures for the exercise of Options as the Committee may establish from time to time. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option and of any amounts required by Section 10.10 shall be determined by the Committee and may consist of (i) cash, (ii) check, (iii) promissory note (subject to applicable law), (iv) whole shares of any series of Common Stock, (v) the withholding of shares of the applicable series of Common Stock issuable upon such exercise of the Option, (vi) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, or (vii) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under the Delaware General Corporation Law. The permitted method or methods of payment of the amounts payable upon exercise of an

  Option, if other than in cash, shall be set forth in the applicable Agreement and may be subject to such conditions as the Committee deems appropriate.

          (b)    Value of Shares.    Unless otherwise determined by the Committee and provided in the applicable Agreement, shares of any series of Common Stock delivered in payment of all or any part of the amounts payable in connection with the exercise of an Option, and shares of any series of Common Stock withheld for such payment, shall be valued for such purpose at their Fair Market Value as of the exercise date.

          (c)    Issuance of Shares.    The Company shall effect the transfer of the shares of Common Stock purchased under the Option as soon as practicable after the exercise thereof and payment in full of the purchase price therefor and of any amounts required by Section 10.10, and within a reasonable time thereafter, such transfer shall be evidenced on the books of the Company. Unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Holder or other Person exercising an Option shall have any of the rights of a stockholder of the Company with respect to shares of Common Stock subject to an Option granted under the Plan until due exercise and full payment has been made, and (ii) no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such due exercise and full payment.

ARTICLE VII

SARS

        7.1    Grant of SARs.    Subject to the limitations of the Plan, SARs may be granted by the Committee to such eligible Persons in such numbers, with respect to any specified series of Common Stock, and at such times during the term of the Plan as the Committee shall determine. A SAR may be granted to a Holder of an Option (hereinafter called a "related Option") with respect to all or a portion of the shares of Common Stock subject to the related Option (a "Tandem SAR") or may be granted separately to an eligible Person (a "Free Standing SAR"). Subject to the limitations of the Plan, SARs shall be exercisable in whole or in part upon notice to the Company upon such terms and conditions as are provided in the Agreement.

        7.2    Tandem SARs.    A Tandem SAR may be granted either concurrently with the grant of the related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of such related Option. Tandem SARs shall be exercisable only at the time and to the extent that the related Option is exercisable (and may be subject to such additional limitations on exercisability as the Agreement may provide) and in no event after the complete termination or full exercise of the related Option. Upon the exercise or termination of the related Option, the Tandem SARs with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the related Option was so exercised or terminated. Subject to the limitations of the Plan, upon the exercise of a Tandem SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Tandem SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Tandem SAR was granted on the date of exercise over the related Option purchase price per share, and (ii) the related Option with respect thereto shall be canceled automatically to the extent of the number of shares of Common Stock with respect to which the Tandem SAR was so exercised.

        7.3    Free Standing SARs.    Free Standing SARs shall be exercisable at the time, to the extent and upon the terms and conditions set forth in the applicable Agreement. The base price of a Free Standing SAR may be no less than the Fair Market Value of the applicable series of Common Stock with respect to which the Free Standing SAR was granted as of the date the Free Standing SAR is granted. Subject to the limitations of the Plan, upon the exercise of a Free Standing SAR and unless otherwise determined by the Committee and provided in the applicable Agreement, the Holder thereof shall be entitled to receive from the Company, for each share of the applicable series of Common Stock with respect to which the Free Standing SAR is being exercised, consideration (in the form determined as provided in Section 7.4) equal in value to the excess of the Fair Market Value of a share of the applicable series of Common Stock with respect to which the Free Standing SAR was granted on the date of exercise over the base price per share of such Free Standing SAR. The term of a Free Standing SAR may not exceed ten years. However, if the term of a Free Standing SAR expires when trading in the Common Stock is prohibited by law or the Company's insider trading policy, then the term of such Free Standing SAR shall expire on the 30th day after the expiration of such prohibition.

        7.4    Consideration.    The consideration to be received upon the exercise of a SAR by the Holder shall be paid in cash, shares of the applicable series of Common Stock with respect to which the SAR was granted (valued at Fair Market Value on the date of exercise of such SAR), a combination of cash and such shares of the applicable series of Common Stock or such other consideration, in each case, as provided in the Agreement. No fractional shares of Common Stock shall be issuable upon exercise of a SAR, and unless otherwise provided in the applicable Agreement, the Holder will receive cash in lieu of fractional shares. Unless the Committee shall otherwise determine, to the extent a Free Standing SAR is exercisable, it will be exercised automatically for cash on its expiration date.

        7.5    Limitations.    The applicable Agreement may provide for a limit on the amount payable to a Holder upon exercise of SARs at any time or in the aggregate, for a limit on the number of SARs that may be exercised by the Holder in whole or in part for cash during any specified period, for a limit on the time periods during which a Holder may exercise SARs, and for such other limits on the rights of the Holder and such other terms and conditions of the SAR, including a condition that the SAR may be exercised only in accordance with rules and regulations adopted from time to time, as the Committee may determine. Unless otherwise so provided in the applicable Agreement, any such limit relating to a Tandem SAR shall not restrict the exercisability of the related Option. Such rules and regulations may govern the right to exercise SARs granted prior to the adoption or amendment of such rules and regulations as well as SARs granted thereafter.

        7.6    Exercise.    For purposes of this Article VII, the date of exercise of a SAR shall mean the date on which the Company shall have received notice from the Holder of the SAR of the exercise of such SAR (unless otherwise determined by the Committee and provided in the applicable Agreement).

ARTICLE VIII

RESTRICTED SHARES AND RESTRICTED STOCK UNITS

        8.1    Grant of Restricted Shares.    Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Shares, shall determine the time when each such Award shall be granted, and shall designate (or set forth the basis for determining) the Vesting Date or Vesting Dates for each Award of Restricted Shares, and may prescribe other restrictions, terms and conditions applicable to the vesting of such Restricted Shares in addition to those provided in the Plan. The Committee shall determine the price, if any, to be paid by the Holder for the Restricted Shares; provided, however, that the issuance of Restricted Shares shall be made for at least the minimum consideration necessary to permit such Restricted Shares to be deemed fully paid and nonassessable. All determinations made by the Committee pursuant to this Section 8.1 shall be specified in the Agreement.

        8.2    Issuance of Restricted Shares.    An Award of Restricted Shares shall be registered in a book entry account (the "Account") in the name of the Holder to whom such Restricted Shares shall have been awarded. During the Restriction Period, the Account, any statement of ownership representing the Restricted Shares that may be issued during the Restriction Period and any securities constituting Retained Distributions shall bear a restrictive legend to the effect that ownership of the Restricted Shares (and such Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms and conditions provided in the Plan and the applicable Agreement.

        8.3    Restrictions with Respect to Restricted Shares.    During the Restriction Period, Restricted Shares shall constitute issued and outstanding shares of the applicable series of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Shares, to receive and retain such dividends and distributions, as the Committee may designate, paid or distributed on such Restricted Shares, and to exercise all other rights, powers and privileges of a Holder of shares of the applicable series of Common Stock with respect to such Restricted Shares; except, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) the Holder will not be entitled to delivery of the Restricted Shares until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled or waived; (ii) the Company or its designee will retain custody of the Restricted Shares during the Restriction Period as provided in Section 8.2; (iii) other than such dividends and distributions as the Committee may designate, the Company or its designee will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and vesting, and other conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in a separate account; (iv) the Holder may not sell, assign, transfer, pledge, exchange, encumber or dispose of the Restricted Shares or any Retained Distributions or such Holder's interest in any of them during the Restriction Period; and (v) a breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Restricted Shares or Retained Distributions will cause a forfeiture of such Restricted Shares and any Retained Distributions with respect thereto.

        8.4    Grant of Restricted Stock Units.    Subject to the limitations of the Plan, the Committee shall designate those eligible Persons to be granted Awards of Restricted Stock Units, the value of which is based, in whole or in part, on the Fair Market Value of the shares of any specified series of Common Stock. Subject to the provisions of the Plan, including any rules established pursuant to Section 8.5, Awards of Restricted Stock Units shall be subject to such terms, restrictions, conditions, vesting requirements and payment rules as the Committee may determine in its discretion, which need not be identical for each Award. Such Awards may provide for the payment of cash consideration by the Person to whom such Award is granted or provide that the Award, and any shares of Common Stock to be issued in connection therewith, if applicable, shall be delivered without the payment of cash consideration; provided, however, that the issuance of any shares of Common Stock in connection with an Award of Restricted Stock Units shall be for at least the minimum consideration necessary to permit such shares to be deemed fully paid and nonassessable. The determinations made by the Committee pursuant to this Section 8.4 shall be specified in the applicable Agreement.

        8.5    Restrictions with Respect to Restricted Stock Units.    Any Award of Restricted Stock Units, including any shares of Common Stock which are part of an Award of Restricted Stock Units, may not be assigned, sold, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued or, if later, the date provided by the Committee at the time of the Award. A breach of any restrictions, terms or conditions provided in the Plan or established by the Committee with respect to any Award of Restricted Stock Units will cause a forfeiture of such Restricted Stock Units and any Dividend Equivalents with respect thereto.

        8.6    Issuance of Restricted Stock Units.    Restricted Stock Units shall be issued at the beginning of the Restriction Period, shall not constitute issued and outstanding shares of the applicable series of Common Stock, and the Holder shall not have any of the rights of a stockholder with respect to the shares of Common Stock covered by such an Award of Restricted Stock Units, in each case until such shares shall have been issued to the Holder at the end of the Restriction Period. If and to the extent that shares of Common Stock are to be issued at the end of the Restriction Period, the Holder shall be entitled to receive Dividend Equivalents with respect to the shares of Common Stock covered thereby either (i) during the Restriction Period or (ii) in accordance with the rules applicable to Retained Distributions, as the Committee may specify in the Agreement.

        8.7    Cash Payments.    In connection with any Award of Restricted Shares or Restricted Stock Units, an Agreement may provide for the payment of a cash amount to the Holder of such Awards at any time after such Awards shall have become vested. Such cash amounts shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee in the Agreement and shall be in addition to any other salary, incentive, bonus or other compensation payments which such Holder shall be otherwise entitled or eligible to receive from the Company.

        8.8    Completion of Restriction Period.    On the Vesting Date with respect to each Award of Restricted Shares or Restricted Stock Units and the satisfaction of any other applicable restrictions, terms and conditions, (i) all or the applicable portion of such Restricted Shares or Restricted Stock Units shall become vested, (ii) any Retained Distributions with respect to such Restricted Shares and any unpaid Dividend Equivalents with respect to such Restricted Stock Units shall become vested to the extent that the Awards related thereto shall have become vested, and (iii) any cash amount to be received by the Holder with respect to such Restricted Shares or Restricted Stock Units shall become payable, all in accordance with the terms of the applicable Agreement. Any such Restricted Shares, Restricted Stock Units, Retained Distributions and any unpaid Dividend Equivalents that shall not become vested shall be forfeited to the Company, and the Holder shall not thereafter have any rights (including dividend and voting rights) with respect to such Restricted Shares, Restricted Stock Units, Retained Distributions and any unpaid Dividend Equivalents that shall have been so forfeited. The Committee may, in its discretion, provide that the delivery of any Restricted Shares, Restricted Stock Units, Retained Distributions and unpaid Dividend Equivalents that shall have become vested, and payment of any related cash amounts that shall have become payable under this Article VIII, shall be deferred until such date or dates as the recipient may elect. Any election of a recipient pursuant to the preceding sentence shall be filed in writing with the Committee in accordance with such rules and regulations, including any deadline for the making of such an election, as the Committee may provide, and shall be made in compliance with Section 409A.

ARTICLE IX

CASH AWARDS AND PERFORMANCE AWARDS

        9.1    Cash Awards.    In addition to granting Options, SARs, Restricted Shares and Restricted Stock Units, the Committee shall, subject to the limitations of the Plan, have authority to grant to eligible Persons Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies, if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 9.1 shall be specified in the applicable Agreement.

        9.2    Designation as a Performance Award.    The Committee shall have the right to designate any Award of Options, SARs, Restricted Shares or Restricted Stock Units as a Performance Award. All Cash Awards shall be designated as Performance Awards.

        9.3    Performance Objectives.    The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Holder, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: increased revenue; net income measures (including income after capital costs and income before or after taxes); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share (actual or targeted growth); earnings before interest, taxes, depreciation and amortization (EBITDA); operating income before depreciation and amortization (OIBDA); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors' capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); margins; stockholder value; total stockholder return; proceeds from dispositions; total market value and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

        9.4    Section 162(m) of the Code.    Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

        9.5    Waiver of Performance Objectives.    The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Agreement provides for such discretion.

ARTICLE X

GENERAL PROVISIONS

        10.1    Death, Disability, Approved Transactions, Board Change or Control Purchase.

          (a)    Death or Disability.    If a Holder's employment or service shall terminate by reason of death or Disability, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each outstanding Option or SAR granted under the Plan shall immediately become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement.

          (b)    Approved Transactions; Board Change; Control Purchase.    In the event of any Approved Transaction, Board Change or Control Purchase, notwithstanding any contrary waiting period, installment period, vesting schedule or Restriction Period in any Agreement or in the Plan, unless the applicable Agreement provides otherwise: (i) in the case of an Option or SAR, each such outstanding Option or SAR granted under the Plan shall become exercisable in full in respect of the aggregate number of shares covered thereby; (ii) in the case of Restricted Shares, the Restriction Period applicable to each such Award of Restricted Shares shall be deemed to have expired and all such Restricted Shares and any related Retained Distributions shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement; and (iii) in the case of Restricted Stock Units, the Restriction Period applicable to each such Award of Restricted Stock Units shall be deemed to have expired and all such Restricted Stock Units and any unpaid Dividend Equivalents shall become vested and any related cash amounts payable pursuant to the applicable Agreement shall be adjusted in such manner as may be provided in the Agreement, in each case effective upon the Board Change or Control Purchase or immediately prior to consummation of the Approved Transaction. The effect, if any, on a Cash Award of an Approved Transaction, Board Change or Control Purchase shall be prescribed in the applicable Agreement. Notwithstanding the foregoing, unless otherwise provided in the applicable Agreement, the Committee may, in its discretion, determine that any or all outstanding Awards of any or all types granted pursuant to the Plan will not vest or become exercisable on an accelerated basis in connection with an Approved Transaction if effective provision has been made for the taking of such action which, in the opinion of the Committee, is equitable and appropriate to substitute a new Award for such Award or to assume such Award and to make such new or assumed Award, as nearly as may be practicable, equivalent to the old Award (before giving effect to any acceleration of the vesting or exercisability thereof), taking into account, to the extent applicable, the kind and amount of securities, cash or other assets into or for which the applicable series of Common Stock may be changed, converted or exchanged in connection with the Approved Transaction.

        10.2    Termination of Employment or Service.

          (a)    General.    If a Holder's employment or service shall terminate prior to an Option or SAR becoming exercisable or being exercised (or deemed exercised, as provided in Section 7.2) in full, or during the Restriction Period with respect to any Restricted Shares or any Restricted Stock Units, then such Option or SAR shall thereafter become or be exercisable, and the Holder's rights to any unvested Restricted Shares, Retained Distributions and related cash amounts and any unvested Restricted Stock Units, unpaid Dividend Equivalents and related cash amounts shall thereafter vest, in each case solely to the extent provided in the applicable Agreement; provided, however, that, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) no Option or SAR may be exercised after the scheduled expiration date thereof; (ii) if the Holder's employment or service terminates by reason of death or Disability, the Option or SAR shall remain exercisable for a period of at least one year following such termination (but not later than the scheduled expiration of such Option or SAR); and (iii) any termination of the Holder's employment or service for cause will be treated in accordance with the provisions of Section 10.2(b). The effect on a Cash Award of the termination of a Holder's employment or service for any reason, other than for cause, shall be prescribed in the applicable Agreement. For the avoidance of doubt, in the discretion of the Committee, an Award may provide that a Holder's service shall be deemed to have continued for purposes of the Award while a Holder provides services to the Company, any Subsidiary, or any former affiliate of the Company or any Subsidiary.

          (b)    Termination for Cause.    If a Holder's employment or service with the Company or a Subsidiary of the Company shall be terminated by the Company or such Subsidiary for "cause" during the Restriction Period with respect to any Restricted Shares or Restricted Stock Units or prior to any Option or SAR becoming exercisable or being exercised in full or prior to the payment in full of any Cash Award (for these purposes, "cause" shall have the meaning ascribed thereto in any employment or consulting agreement to which such Holder is a party or, in the absence thereof, shall include insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform such Holder's duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after an Approved Transaction or Control Purchase or Board Change, termination for "cause" shall mean only a felony conviction for fraud, misappropriation, or embezzlement), then, unless otherwise determined by the Committee and provided in the applicable Agreement, (i) all Options and SARs and all unpaid Cash Awards held by such Holder shall immediately terminate, and (ii) such Holder's rights to all Restricted Shares, Restricted Stock Units, Retained Distributions, any unpaid Dividend Equivalents and any related cash amounts shall be forfeited immediately

          (c)    Miscellaneous.    The Committee may determine whether any given leave of absence constitutes a termination of employment or service; provided, however, that for purposes of the Plan, (i) a leave of absence, duly authorized in writing by the Company for military service or sickness, or for any other purpose approved by the Company if the period of such leave does not exceed 90 days, and (ii) a leave of absence in excess of 90 days, duly authorized in writing by the Company provided the employee's right to reemployment is guaranteed either by statute or contract, shall not be deemed a termination of employment. Unless otherwise determined by the Committee and provided in the applicable Agreement, Awards made under the Plan shall not be affected by any change of employment or service so long as the Holder continues to be an employee, director or independent contractor of the Company.

        10.3    Right of Company to Terminate Employment or Service.    Nothing contained in the Plan or in any Award, and no action of the Company or the Committee with respect thereto, shall confer or be construed to confer on any Holder any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any Subsidiary of the Company to terminate the employment or service of the Holder at any time, with or without cause, subject, however, to the provisions of any employment or consulting agreement between the Holder and the Company or any Subsidiary of the Company, or in the case of a director, to the charter and bylaws, as the same may be in effect from time to time.

        10.4    Prohibition on Repricing of Awards.    Except for adjustments made pursuant to Section 4.2, in no event will the Committee, without first obtaining approval by the majority of the shareholders of the Company, (i) decrease the purchase price of an Option or SAR after the date of grant; (ii) accept for surrender to the Company any outstanding Option or SAR granted under this Plan as consideration for the grant of a new Award; (iii) repurchase from Holders whether for cash or any other consideration any outstanding Options or SARs that have an purchase price per share higher than the then current Fair Market Value of a share of Common Stock; or (iv) grant any Option or SAR that contains a so-called "reload" feature under which additional Options, SARs or other Awards are granted automatically to the Holder upon exercise of the original Option or SAR.

        10.5    Nonalienation of Benefits.    Except as set forth herein, no right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, garnishment, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, garnish, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Person entitled to such benefits.

        10.6    Written Agreement.    Each Award under the Plan shall be evidenced by a written agreement, in such form as the Committee shall approve from time to time in its discretion, specifying the terms and provisions of such Award which may not be inconsistent with the provisions of the Plan; provided, however, that if more than one type of Award is made to the same Holder, such Awards may be evidenced by a single Agreement with such Holder. Each grantee of an Option, SAR, Restricted Shares, Restricted Stock Units or Performance Award (including a Cash Award) shall be notified promptly of such grant, and a written Agreement shall be promptly delivered by the Company. Any such written Agreement may contain (but shall not be required to contain) such provisions as the Committee deems appropriate to insure that the penalty provisions of Section 4999 of the Code will not apply to any stock or cash received by the Holder from the Company. Any such Agreement may be supplemented or amended from time to time as approved by the Committee as contemplated by Section 10.8(b).

        10.7    Nontransferability.    Unless otherwise determined by the Committee and expressly provided for in an Agreement, Awards are not transferable (either voluntarily or involuntarily), before or after a Holder's death, except as follows: (a) during the Holder's lifetime, pursuant to a Domestic Relations Order, issued by a court of competent jurisdiction, that is not contrary to the terms and conditions of the Plan or any applicable Agreement, and in a form acceptable to the Committee; or (b) after the Holder's death, by will or pursuant to the applicable laws of descent and distribution, as may be the case. Any person to whom Awards are transferred in accordance with the provisions of the preceding sentence shall take such Awards subject to all of the terms and conditions of the Plan and any applicable Agreement.

        10.8    Termination and Amendment.

          (a)    General.    Unless the Plan shall theretofore have been terminated as hereinafter provided, no Awards may be made under the Plan on or after the sixth anniversary of the Effective Date. The Plan may be terminated at any time prior to such date and may, from time to time, be suspended or discontinued or modified or amended if such action is deemed advisable by the Committee.

          (b)    Modification.    No termination, modification or amendment of the Plan may, without the consent of the Person to whom any Award shall theretofore have been granted, adversely affect the rights of such Person with respect to such Award. No modification, extension, renewal or other change in any Award granted under the Plan shall be made after the grant of such Award, unless the same is consistent with the provisions of the Plan. With the consent of the Holder and subject to the terms and conditions of the Plan (including Section 10.8(a)), the Committee may amend outstanding Agreements with any Holder, including any amendment which would (i) accelerate the time or times at which the Award may be exercised and/or (ii) extend the scheduled expiration date of the Award. Without limiting the generality of the foregoing, the Committee may, but solely with the Holder's consent unless otherwise provided in the Agreement, agree to cancel any Award under the Plan and grant a new Award in substitution therefor, provided that the Award so substituted shall satisfy all of the requirements of the Plan as of the date such new Award is made. Nothing contained in the foregoing provisions of this Section 10.8(b) shall be construed to prevent the Committee from providing in any Agreement that the rights of the Holder with respect to the Award evidenced thereby shall be subject to such rules and regulations as the Committee may, subject to the express provisions of the Plan, adopt from time to time or impair the enforceability of any such provision.

        10.9    Government and Other Regulations.    The obligation of the Company with respect to Awards shall be subject to all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including the effectiveness of any registration statement required under the Securities Act of 1933, and the rules and regulations of any securities exchange or association on which the Common Stock may be listed or quoted. For so long as any series of Common Stock are registered under the Exchange Act, the Company shall use its reasonable efforts to comply with any legal requirements (i) to maintain a registration statement in effect under the Securities Act of 1933 with respect to all shares of the applicable series of Common Stock that may be issuable, from time to time, to Holders under the Plan and (ii) to file in a timely manner all reports required to be filed by it under the Exchange Act.

        10.10    Withholding.    The Company's obligation to deliver shares of Common Stock or pay cash in respect of any Award under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of an Award, upon the exercise of any Option or SAR or upon the vesting of, or expiration of restrictions with respect to, Restricted Shares or Restricted Stock Units or the satisfaction of the Performance Objectives applicable to a Performance Award, as appropriate, may, in the discretion of the Committee, be paid in shares of Common Stock already owned by the Holder or through the withholding of shares otherwise issuable to such Holder, upon such terms and conditions (including the conditions referenced in Section 6.5) as the Committee shall determine. If the Holder shall fail to pay, or make arrangements satisfactory to the Committee for the payment to the Company of, all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Holder an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company with respect to such Award.

        10.11    Nonexclusivity of the Plan.    The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

        10.12    Exclusion from Other Plans.    By acceptance of an Award, unless otherwise provided in the applicable Agreement, each Holder shall be deemed to have agreed that such Award is special incentive compensation that will not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any pension, retirement or other employee benefit plan, program or policy of the Company or any Subsidiary of the Company. In addition, each beneficiary of a deceased Holder shall be deemed to have agreed that such Award will not affect the amount of any life insurance coverage, if any, provided by the Company on the life of the Holder which is payable to such beneficiary under any life insurance plan of the Company or any Subsidiary of the Company.

        10.13    Unfunded Plan.    Neither the Company nor any Subsidiary of the Company shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards, and the Plan shall constitute an "unfunded" plan of the Company. Except as provided in Article VIII with respect to Awards of Restricted Shares and except as expressly set forth in an Agreement, no Holder shall have voting or other rights with respect to the shares of Common Stock covered by an Award prior to the delivery of such shares. Neither the Company nor any Subsidiary of the Company shall, by any provisions of the Plan, be deemed to be a trustee of any shares of Common Stock or any other property, and the liabilities of the Company and any Subsidiary of the Company to any Holder pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Holder, former service provider or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary of the Company, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

        10.14    Subplans.    The Company may, in its discretion, adopt any sub-plans to this Plan ("Subplan") as it deems necessary, including without limitation, to provide that grants of Awards with respect to Holders working outside the United States comply with matters of local law or practice, including tax and securities laws. Awards made pursuant to any Subplan shall be subject to the limitations in Article IV.

        10.15    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

        10.16    Accounts.    The delivery of any shares of Common Stock and the payment of any amount in respect of an Award shall be for the account of the Company or the applicable Subsidiary of the Company, as the case may be, and any such delivery or payment shall not be made until the recipient shall have paid or made satisfactory arrangements for the payment of any applicable withholding taxes as provided in Section 10.10.

        10.17    Legends.    Any statement of ownership evidencing shares of Common Stock subject to an Award shall bear such legends as the Committee deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

        10.18    Company's Rights.    The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

        10.19    Section 409A.    The Plan and the Awards made hereunder are intended to be (i) "stock rights" exempt from Section 409A of the Code ("Section 409A") pursuant to Treasury Regulations § 1.409A-1(b)(5), (ii) "short-term deferrals" exempt from Section 409A or (iii) payments which are deferred compensation and paid in compliance with Section 409A, and the Plan and each Agreement shall be interpreted and administered accordingly. Any adjustments of Awards intended to be "stock rights" exempt from Section 409A pursuant to Treasury Regulations § 1.409A-1(b)(5) shall be conducted in a manner so as not to constitute a grant of a new stock right or a change in the time and form of payment pursuant to Treasury Regulations §1.409A-1(b)(5)(v). In the event an Award is not exempt from Section 409A, (x) payment pursuant to the relevant Agreement shall be made only on a permissible payment event or at a specified time in compliance with Section 409A, (y) no accelerated payment shall be made pursuant to Section 10.1(b) unless the Board Change, Approved Transaction or Control Purchase constitutes a "change in control event" under Treasury Regulations §1.409A-3(i)(5) or otherwise constitutes a permissible payment event under Section 409A and (z) no amendment or modification of such Award may be made except in compliance with the anti-deferral and anti-acceleration provisions of Section 409A. No deferrals of compensation otherwise payable under the Plan or any Award shall be allowed, whether at the discretion of the Company or the Holder, except in a manner consistent with the requirements of Section 409A. If a Holder is identified by the Company as a "specified employee" within the meaning of Code Section 409A(a)(2)(B)(i) on the date on which such Holder has a "separation from service" (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Code Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Holder's separation from service,

(2) the date of the Holder's death, or (3) such earlier date as complies with the requirements of Code Section 409A.

        10.20    Administrative Blackouts.    In addition to its other powers hereunder, the Committee has the authority to suspend (i) the exercise of Options or SARs and (ii) any other transactions under the Plan as it deems necessary or appropriate for administrative reasons.

        10.21    Clawback Policy.    Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company in accordance with SEC regulations or other applicable law, as amended or superseded from time to time.

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 12:00 a.m., Eastern Time, on June 16, 2017. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/CHUB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all the nominees for director listed in Proposal 1 and FOR Proposals 2 and 3. 1. Election of Directors: + For Withhold For Withhold For Withhold 01 - Mark Cattini 02 - David Goldhill 03 - Chad Hollingsworth For Against Abstain ForAgainst Abstain 2. A proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. 3. A proposal to approve the Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan. Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 2 7 1 3 9 1 02K3HD MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — COMMERCEHUB, INC. This Proxy is Solicited on behalf of the Board of Directors of CommerceHub, Inc. Annual Meeting of Stockholders June 16, 2017 The Offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112 The undersigned hereby appoint(s) Francis Poore, Mark Greenquist and Douglas Wolfson, or any of them, each with the power of substitution, as proxies and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of Series A common stock and/or Series B common stock held by the undersigned, with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CommerceHub, Inc. to be held at 9:00 a.m. local time on June 16, 2017 at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112, and/or at any postponement or adjournment thereof. All previous proxies given with respect to the meeting are revoked. This proxy, when properly executed, will be voted as directed by the undersigned. If no such directions are indicated, this proxy will be voted FOR the election of the nominees for director listed in Proposal 1 on the reverse side and FOR Proposals 2 and 3. The proxies will vote upon such other business as may properly come before the meeting in their discretion. Items to be voted appear on reverse side. Please mark, sign and date this proxy card on the reverse side and return it using the enclosed reply envelope.

NNNNNNNNNNNN . + NNNNNN C 1234567890 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/CHUB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Important Notice Regarding the Availability of Proxy Materials for the CommerceHub, Inc. Stockholder Meeting to be Held on June 16, 2017 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholder meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to stockholders are available at: www.envisionreports.com/CHUB Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 1: Go to www.envisionreports.com/CHUB to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 2, 2017 to facilitate timely delivery. + 2 N O T C O Y 02K3JC NNNNNNNNN Stockholder Meeting Notice1234 5678 9012 345 IMPORTANT ANNUAL MEETING INFORMATION

. The Annual Meeting of Stockholders of CommerceHub, Inc. will be held on June 16, 2017 at 9:00 a.m. local time at the offices of Baker Botts L.L.P., 30 Rockefeller Plaza, New York, New York 10112. For directions to the Annual Meeting of Stockholders (where you may vote in person), please call (206) 971-7712 or (212) 408-2500. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR all the nominees for director listed in Proposal 1 and FOR Proposals 2 and 3: 1. Election of Directors. Nominees: 01 - Mark Cattini 02 - David Goldhill 03 - Chad Hollingsworth 2. 3. A proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. A proposal to approve the Second Amended and Restated CommerceHub, Inc. 2016 Omnibus Incentive Plan. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. g Internet – Go to www.envisionreports.com/CHUB Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials for CommerceHub, Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse side, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 2, 2017. g g 02K3JC Stockholder Meeting Notice